EXHIBIT 3(a)

                      CERTIFICATE OF INCORPORATION
                                    OF
                                TEXACO INC.
             (as amended to and including September 10, 1997)

               A Restated Certificate of Incorporation was duly adopted by the Board of Directors of Texaco Inc. on April 27, 1990, pursuant to Section 245 of the General Corporation Law of the State of Delaware and was amended on December 22, 1992, November 9, 1994 and September 10, 1997. This document only restates and integrates the provisions of the Company's Restated Certificate of Incorporation as heretofore amended or supplemented.

               The Company was incorporated under the laws of Delaware on August 26, 1926, as The Texas Corporation.

                                    I.

                  The name of this Company is TEXACO INC.

                                    II.

               Its principal office in the State of Delaware is located at 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent, and the name of its resident agent is The Prentice-Hall Corporation System, Inc., whose address is 32 Loockerman Square, Suite L-100, Dover, Delaware.

                                   III.

               The objects or purposes for which the Company is formed and the nature of the business to be carried on, any one or all of which it may pursue in the United States of America and the states, districts, territories and possessions thereof and in foreign countries, are as follows:

               A. to engage in and carry on the petroleum business and the various branches thereof, including the extraction, production, storage, transportation, purchase and sale of oil and gas, natural gas liquids, shale and other hydrocarbon substances and their products and by-products, and refining, treating, applying, compounding, processing and otherwise preparing them for market;

               B. to engage in and carry on any other business, without limit as to kind and whether or not related to, similar to or different from, the petroleum business, including but not limited to, the businesses of mining, manufacturing, processing, storage, construction, service, transportation and merchandising;

               C. to acquire, own, hold, enjoy, lease, deal in, operate, dispose of and convey real and personal property of every kind and description, rights and interests therein, and the business, property, assets and good will of any person, partnership, association, firm, corporation or other entity;

               D. to acquire, own, hold, enjoy, deal in and sell, transfer or otherwise dispose of stock, bonds, notes and other securities, as well as accounts, contracts and evidences of indebtedness of any person, partnership, association, firm, corporation or other entity, in whatsoever business or activity engaged and whether private or public in character, and to exercise all rights in respect thereto;

               E. to make secured and unsecured loans, with or without interest, to assume or guarantee the stock, bonds, and obligations of, or otherwise to assist, any person, partnership, association, firm, corporation or other entity, in whatsoever business or activity engaged and whether public or private in character, when so doing, in the opinion of the Board of Directors, would tend to promote the business of this Company;

               F. to acquire, own, hold, enjoy, grant, deal in, transfer, sell or otherwise dispose of intangible property of every kind and description, including, without limitation, patents, patent rights, trademarks, trade names, copyrights, licenses, formulae and choses in action of any kind;

               G. to do all and everything useful in or incidental to the accomplishment of the objects and purposes herein stated, as principal, agent, contractor, trustee, or otherwise, either alone or in association with others, to the same extent and as fully as could natural persons.

               No enumeration of specific objects, purposes or powers, or particular description of business in this article shall be held to limit or restrict in any manner those enumerations or descriptions which are general in their character, and the objects, powers and descriptions of one section shall in no wise be limited or restricted by reference to or inference from the terms of any other section.

                                    IV.

               The total number of shares of all classes of stock which the Company shall have authority to issue is 730,000,000 shares, consisting of 30,000,000 shares of Preferred Stock of the par value of $1.00 each and 700,000,000 shares of Common Stock of the par value of $3.125 each. At the effective time of this amendment to this Article decreasing the par value of the Common Stock to $3.125, and without any further action on the part of the company or its stockholders, each share of Common Stock with a par value of $6.25 then issued and outstanding shall be changed and reclassified into a fully paid and nonassessable share of Common Stock with a par value of $3.125.

               The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the Preferred Stock and the Common Stock are as follows:

               A. The Preferred Stock may be issued from time to time in one or more series. Subject to the limitations set forth herein and any limitations prescribed by law, the Board of Directors is expressly authorized, prior to issuance of any series of Preferred Stock, to fix by resolution or resolutions providing for the issue of any series the number of shares included in such series and the designation, relative powers, preferences and rights, and the qualifications, limitations or restrictions of such series. Pursuant to the foregoing general authority vested in the Board of Directors, but not in limitation of the powers conferred on the Board of Directors thereby and by the General Corporation Law of the State of Delaware, the Board of Directors is expressly authorized to determine with respect to each series of Preferred Stock:

               1. the designation or designations of such series and the number of shares (which number from time to time may be decreased by the Board of Directors, but not below the number of such shares of such series then outstanding, or may be increased by the Board of Directors unless otherwise provided in creating such series) constituting such series;

               2. the rate or amount and times at which, and the preferences and conditions under which, dividends shall be payable on shares of such series, the status of such dividends as cumulative or non-cumulative, the date or dates from which dividends, if cumulative, shall accumulate, and the status of such as participating or non-participating after the payment of dividends as to which such shares are entitled to any preference;

               3. the rights and preferences, if any, of the holders of shares of such series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Company, which amount may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and the status of the shares of such series as participating or non-participating after the satisfaction of any such rights and preferences;

               4. the full or limited voting rights, if any, to be provided for shares of such series, in addition to the voting rights provided by law;

               5. the times, terms and conditions, if any, upon which shares of such series shall be subject to redemption, including the amount the holders of shares of such series shall be entitled to receive upon redemption (which amount may vary under different conditions or at different redemption dates) and the amount, terms, conditions and manner of operation of any purchase, retirement or sinking fund to be provided for the shares of such series;

               6. the rights, if any, of holders of shares of such series to convert such shares into, or to exchange such shares for, shares of any other class or classes or of any other series of the same class, the prices or rates of conversion or exchange, and adjustments thereto, and any other terms and conditions applicable to such conversion or exchange;

               7. the limitations, if any, applicable while such series is outstanding on the payment of dividends or making of distributions on, or the acquisition or redemption of, Common Stock or any other class of shares ranking junior, either as to dividends or upon liquidation, to the shares of such series;

               8. the conditions or restrictions, if any, upon the issue of any additional shares (including additional shares of such series or any other series or of any other class) ranking on a parity with or prior to the shares of such series either as to dividends or upon liquidation; and

               9. any other relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of shares of such series;

      in each case, so far as not inconsistent with the provisions of this Certificate of Incorporation or the General Corporation Law of the State of Delaware as then in effect. All shares of Preferred Stock shall be identical and of equal rank except in respect to the particulars that may be fixed by the Board of Directors as provided above, and all shares of each series of Preferred Stock shall be identical and of equal rank except as to the times from which cumulative dividends, if any, thereon shall be cumulative.

               B. Pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation, the Board of Directors has created the following series of Preferred Stock, with the following voting powers, preferences and relative, participating, optional or other special rights, and the following qualifications, limitations or restrictions.


                   Series B ESOP Convertible Preferred Stock

               Section 1. Designation and Amount; Special Purpose Restricted Transfer Issue.

               (A) The shares of such series shall be designated as "Series B ESOP Convertible Preferred Stock" ("Series B Preferred Stock") and the number of shares constituting such series shall be 833,333 1/3.

               (B) Shares of Series B Preferred Stock shall be issued only to State Street Bank and Trust Company, as trustee (the "Trustee") of the employee stock ownership plan feature of the Employees Thrift Plan of the Company (the "Plan"). All references to the holder of shares of Series B Preferred Stock shall mean the Trustee or any successor trustee under the Plan. In the event of any transfer of record ownership of shares of Series B Preferred Stock to any person other than any successor trustee under the Plan, the shares of Series B Preferred Stock so transferred, upon such transfer and without any further action by the Company or the holder thereof, shall be automatically converted into shares of Common Stock on the terms otherwise provided for the conversion of shares of Series B Preferred Stock into shares of Common Stock pursuant to Section 5 hereof and no such transferee shall have any of the voting powers, preferences and relative, participating, optional or special rights ascribed to shares of Series B Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of Series B Preferred Stock shall be so converted. In the event of such a conversion, the transferee of the shares of Series B Preferred Stock shall be treated for all purposes as the record holder of the shares of Common Stock into which such shares of Series B Preferred Stock have been automatically converted as of the date of such transfer. Certificates representing shares of Series B Preferred Stock shall bear a legend to reflect the foregoing provisions. Notwithstanding the foregoing provisions of this paragraph (B) of Section 1, shares of Series B Preferred Stock (i) may be converted into shares of Common Stock as provided by Section 5 hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Company upon the terms and conditions provided by Sections 6, 7 and 8 hereof.

               Section 2. Dividends and Distribution.

               (A) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cash dividends ("Preferred Dividends") in an amount per share equal to $57.00 per share per annum, and no more, payable semiannually in arrears, one-half on the 20th day of December and one-half on the 20th day of June of each year (each a "Dividend Payment Date") commencing on June 20, 1989, to holders of record at the start of business on such Dividend Payment Date. In the event that any Dividend Payment Date shall fall on any day other than a "Business Day" (as hereinafter defined), the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately preceding such Dividend Payment Date. Preferred Dividends shall begin to accrue on outstanding shares of Series B Preferred Stock from the date of issuance of such shares of Series B Preferred Stock. Preferred Dividends shall accrue on a daily basis whether or not the Company shall have earnings or surplus at the time, but Preferred Dividends accrued after issuance on the shares of Series B Preferred Stock for any period less than a full semiannual period between Dividend Payment Dates shall be computed on the basis of a 360-day year of 30-day months. Accrued but unpaid Preferred Dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Preferred Dividends.

               (B) So long as any shares of Series B Preferred Stock shall be outstanding, no dividend shall be declared or paid or set apart for payment on any other series of stock ranking on a parity with the Series B Preferred
Stock as to dividends, unless there shall also be or have been declared and paid or set apart for payment on the Series B Preferred Stock, dividends for all dividend payment periods of the Series B Preferred Stock ending on or before the Dividend Payment Date of such parity stock, ratably in proportion to the respective amounts of dividends accumulated and unpaid through such dividend period on the Series B Preferred Stock and accumulated and unpaid on such parity stock through the dividend payment period on such parity stock next preceding such Dividend Payment Date. In the event that full cumulative dividends on the Series B Preferred Stock have not been declared and paid or set apart for payment when due, the Company shall not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or other retirement of any other class of stock or series thereof of the Company ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding up of the Company, junior to the Series B Preferred Stock until full cumulative dividends on the Series B Preferred Stock shall have been paid or declared and set apart for payment; provided, however, that the foregoing shall not apply to (i) any dividend payable solely in any shares of any stock ranking, as to dividends and as to distributions in the event of a liquidation, dissolution or winding up of the Company, junior to the Series B Preferred Stock or (ii) the acquisition of shares of any stock ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding up of the Company, junior to the Series B Preferred Stock in exchange solely for shares of any other stock ranking, as to dividends and as to distributions in the event of a liquidation, dissolution or winding up of the Company, junior to the Series B Preferred Stock.

               Section 3. Voting Rights.

               The holders of shares of Series B Preferred Stock shall have the following voting rights:

               (A) The holders of Series B Preferred Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Company, voting together with the holders of Common Stock as one class. The holder of each share of Series B Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such share of Series B Preferred Stock could be converted on the record date for determining the stockholders entitled to vote, rounded to the nearest one-tenth of a vote; it being understood that whenever the "Conversion Price" (as defined in Section 5 hereof) is adjusted as provided in Section 9 hereof, the voting rights of the Series B Preferred Stock shall also be similarly adjusted.

               (B) Except as otherwise required by law or set forth herein, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action; provided, however, that the vote of at least 66 2/3% of the outstanding shares of Series B Preferred Stock, voting separately as a series, shall be necessary to adopt any alteration, amendment or repeal of any provision of the Restated Certificate of Incorporation of the Company, as amended, or this Resolution (including any such alteration, amendment or repeal effected by any merger or consolidation in which the Company is the surviving or resulting corporation), if such amendment, alteration or repeal would alter or change the powers, preferences or special rights of the shares of Series B Preferred Stock so as to affect them adversely.

               Section 4. Liquidation, Dissolution or Winding Up.

               (A) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series B Preferred Stock shall be entitled to receive out of assets of the Company which remain after satisfaction in full of all valid claims of creditors of the Company and which are available for payment to stockholders, and subject to the rights of the holders of any stock of the Company ranking senior to or on a parity with the Series B Preferred Stock in respect of distributions upon liquidation, dissolution or winding up of the Company, before any amount shall be paid or distributed among the holders of Common Stock or any other shares ranking junior to the Series B Preferred Stock in respect of distributions upon liquidation, dissolution or winding up of the Company, liquidating distributions in the amount of $600 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for distribution, and no more. If upon any liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Series B Preferred Stock and any other stock ranking as to any such distribution on a parity with the Series B Preferred Stock are not paid in full, the holders of the Series B Preferred Stock and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount to which they are entitled as provided by the foregoing provisions of this paragraph 4(A), the holders of shares of Series B Preferred Stock shall not be entitled to any further right or claim to any of the remaining assets of the Company.

               (B) Neither the merger or consolidation of the Company with or into any other corporation, nor the merger or consolidation of any other corporation with or into the Company, nor the sale, lease, exchange or other transfer of all or any portion of the assets of the Company, shall be deemed to be a dissolution, liquidation or winding up of the affairs of the Company for purposes of this Section 4, but the holders of Series B Preferred Stock shall nevertheless be entitled in the event of any such merger or consolidation to the rights provided by Section 8 hereof.

               (C) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Series B Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than twenty (20) days prior to any payment date stated therein, to the holders of Series B Preferred Stock, at the address shown on the books of the Company or any transfer agent for the Series B Preferred Stock.

               Section 5. Conversion into Common Stock.

               (A) A holder of shares of Series B Preferred Stock shall be entitled, at any time prior to the close of business on the date fixed for redemption of such shares pursuant to Sections 6, 7 and 8 hereof, to cause any or all of such shares to be converted into shares of Common Stock, initially at a conversion rate equal to the ratio of $600 to the amount which initially shall be $60 and which shall be adjusted as hereinafter provided (and, as so adjusted, is hereinafter sometimes referred to as the "Conversion Price") (that is, a conversion rate initially equivalent to ten shares of Common Stock for each share of Series B Preferred Stock so converted, which is subject to adjustment as the Conversion Price is adjusted as hereinafter provided).

               (B) Any holder of shares of Series B Preferred Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates representing the shares of Series B Preferred Stock being converted, duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Company or the offices of the transfer agent for the Series B Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series B Preferred Stock by the Company or the transfer agent for the Series B Preferred Stock, accompanied by written notice of conversion. Such notice of conversion shall specify (i) the number of shares of Series B Preferred Stock to be converted and the name or names in which such holder wishes the certificate or certificates for Common Stock and for any shares of Series B Preferred Stock not to be so converted to be issued and (ii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.

               (C) Upon surrender of a certificate representing a share or shares of Series B Preferred Stock for conversion, the Company shall issue and send by hand delivery (with receipt to be acknowledged) or by first-class mail, postage prepaid, to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing shares of Series B Preferred Stock, only part of which are to be converted, the Company shall issue and deliver to such holder or such holder's designee a new certificate or certificates representing the number of shares of Series B Preferred Stock which shall not have been converted.

               (D) The issuance by the Company of shares of Common Stock upon a conversion of shares of Series B Preferred Stock into shares of Common Stock made at the option of the holder thereof shall be effective as of the earlier of (i) the delivery to such holder or such holder's designee of the certificates representing the shares of Common Stock issued upon conversion thereof or (ii) the commencement of business on the second business day after the surrender of the certificate or certificates for the shares of Series B Preferred Stock to be converted, duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto) as provided by this Resolution. On and after the effective day of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock in respect of any period prior to such effective date. The Company shall not be obligated to pay any dividends which shall have been declared and shall be payable to holders of shares of Series B Preferred Stock on a Dividend Payment Date if such Dividend Payment Date for such dividend is subsequent to the effective date of conversion of such shares.

               (E) The Company shall not be obligated to deliver to holders of Series B Preferred Stock any fractional share of shares of Common Stock issuable upon any conversion of such shares of Series B Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

               (F) The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Series B Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series B
Preferred Stock then outstanding. Nothing contained herein shall preclude the Company from issuing shares of Common Stock held in its treasury upon the conversion of shares of Series B Preferred Stock into Common Stock pursuant to the terms hereof. The Company shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all requirements as to registration or qualification of the Common Stock, in order to enable the Company lawfully to issue and deliver to each holder of record of Series B Preferred Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series B Preferred Stock then outstanding and convertible into shares of Common Stock.

               Section 6. Redemption at the Option of the Company.

               (A) The Series B Preferred Stock shall be redeemable, in whole or in part, at the option of the Company at any time after December 20, 1991, or at any time after the date of issuance, if permitted by paragraph (D) of this Section 6, at the following redemption prices per share:

    During the Twelve-
       Month Period                                               Price Per
  Beginning December 20                                             Share
    1988......................................................... $657.00
    1989......................................................... $651.30
    1990......................................................... $645.60
    1991......................................................... $639.90
    1992......................................................... $634.20
    1993......................................................... $628.50
    1994......................................................... $622.80
    1995......................................................... $617.10
    1996......................................................... $611.40
    1997......................................................... $605.70

and thereafter at $600 per share, plus, in each case, an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption. Payment of the redemption price shall be made by the Company in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph
(F) of this Section 6. From and after the date fixed for redemption, dividends on shares of Series B Preferred Stock called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding and all rights in respect of such shares of the Company shall cease, except the right to receive the redemption price. If less than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the Company shall either redeem a portion of the shares of each holder determined pro rata based on the number of shares held by each holder or shall select the shares to be redeemed by lot, as may be determined by the Board of Directors of the Company.

               (B) Unless otherwise required by law, notice of redemption will be sent to the holders of Series B Preferred Stock at the address shown on the books of the Company or any transfer agent for the Series B Preferred Stock by first-class mail, postage prepaid, mailed not less than twenty (20) days nor more than sixty (60) days prior to the redemption date. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of the Series B Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised, and the Conversion Price and number of shares of Common Stock issuable upon conversion of a share of Series B Preferred Stock at the time. Upon surrender of the certificate for any shares so called for redemption and not previously converted (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the date fixed for redemption and at the redemption price set forth in this Section 6.

               (C) In the event of a change in the federal tax law of the United States of America which has the effect of precluding the Company from claiming any of the tax deductions for dividends paid on the Series B Preferred Stock when such dividends are used as provided under Section 404(k)
(2) of the Internal Revenue Code of 1986, as amended and in effect on the date shares of Series B Preferred Stock are initially issued, the Company may, in its sole discretion and notwithstanding anything to the contrary in paragraph
(A) of this Section 6, elect to redeem any or all of such shares for the amount payable in respect of the shares upon liquidation of the Company pursuant to Section 4 hereof.

               (D) Notwithstanding anything to the contrary in paragraph (A) of this Section 6, the Company may elect to redeem any or all of the shares of Series B Preferred Stock at any time on or prior to December 20, 1991, on the terms and conditions set forth in paragraphs (A) and (B) of this Section 6, if the last reported sales price, regular way, of a share of Common Stock, as reported on the New York Stock Exchange Composite Tape or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or, if Common Stock is not quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as reported by NASDAQ, for at least twenty (20) trading days within a period of thirty (30) consecutive trading days ending within five (5) days of the notice of redemption, equals or exceeds one hundred fifty percent (150%) of the Conversion Price (giving effect in making such calculation to any adjustments required by Section 9 hereof).

               (E) In the event that the Plan is terminated in accordance with its terms, and notwithstanding anything to the contrary in paragraph (A) of this Section 6, the Company shall, as soon thereafter as practicable, call for redemption all then outstanding shares of Series B Preferred Stock for the amount payable in respect of the shares upon liquidation of the Company pursuant to Section 4 hereof.

               (F) The Company, at its option, may make payment of the redemption price required upon redemption of shares of Series B Preferred Stock in cash or in shares of Common Stock, or in a combination of such shares and cash, any such shares of Common Stock to be valued for such purposes at their Fair Market Value (as defined in paragraph (G) of Section 9 hereof).

               Section 7. Other Redemption Rights.

               Shares of Series B Preferred Stock shall be redeemed by the Company for cash or, if the Company so elects, in shares of Common Stock, or a combination of such shares and cash, any such shares of Common Stock to be valued for such purpose as provided by paragraph (F) of Section 6, at a redemption price of $600 per share plus accrued and unpaid dividends thereon to the date fixed for redemption, at the option of the holder, at any time and from time to time upon notice to the Company given not less than five (5) business days prior to the date fixed by the holder in such notice for such redemption, upon certification by such holder to the Company of the following events: (i) when and to the extent necessary for such holder to provide for distributions required to be made to participants under, or to satisfy an investment election provided to participants in accordance with, the Plan, or any successor plan; (ii) when and to the extent necessary for such holder to make any payments of principal, interest or premium due and payable (whether as scheduled or upon acceleration) under the Loan Agreement among the Trustee, certain banking parties thereto (collectively, the "Banks") and Chase Manhattan Bank (National Association), as agent for the Banks or any indebtedness incurred by the holder for the benefit of the Plan; or (iii) in the event that the Plan is not initially determined by the Internal Revenue Service to be qualified within the meaning of Sections 401(a) and 4975(e)(7) of the Internal Revenue Code of 1986, as amended.

               Section 8. Consolidation, Merger, etc.

               (A) In the event that the Company shall consummate any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting corporation (including the Company) that constitutes "qualifying employer securities" with respect to a holder of Series B Preferred Stock within the meaning of Section 409(l) of the Internal Revenue Code of 1986, as amended, and Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of Series B Preferred Stock of such holder shall, in connection with such consolidation, merger or similar business combination, be assumed by and shall become preferred stock of such successor or resulting corporation, having in respect of such corporation, insofar as possible, the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 6, 7 and 8 hereof), and the qualifications, limitations or restrictions thereon, that the Series B Preferred Stock had immediately prior to such transaction, except that after such transaction each share of the Series B Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 5 hereof, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the Series B Preferred Stock, then the shares of Series B Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election to receive any kind or amount of stock, securities, cash or other property (other than such qualifying employer securities and a cash payment, if applicable, in lieu of fractional shares) receivable upon such transaction (provided that, if the kind or amount of qualifying employer securities receivable upon such transaction is not the same for each non-electing share, then the kind and amount so receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by the plurality of the non-electing shares). The rights of the Series B Preferred Stock as preferred stock of such successor or resulting corporation shall successively be subject to adjustments pursuant to Section 9 hereof after any such transaction as nearly equivalent as practicable to the adjustment provided for by such section prior to such transaction. The Company shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of Series B Preferred Stock shall be assumed and authorized by the successor or resulting corporation as aforesaid.

               (B) In the event that the Company shall consummate any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in paragraph (A) of this Section 8) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of Series B Preferred Stock shall, without any action on the part of the Company or any holder thereof (but subject to paragraph (C) of this Section 8), be automatically converted by virtue of such merger, consolidation or similar transaction immediately prior to such consummation into the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted at such time so that each share of Series B Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the Series B Preferred Stock, then the shares of Series B Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction (provided that, if the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares).

               (C) In the event the Company shall enter into any agreement providing for any consolidation or merger or similar business combination described in paragraph (B) of this Section 8, then the Company shall as soon as practicable thereafter (and in any event at least ten (10) business days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of Series B Preferred Stock and each such holder shall have the right to elect, by written notice to the Company, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Company or the successor of the Company, in redemption and retirement of such Series B Preferred Stock, a cash payment equal to the amount payable in respect of shares of Series B Preferred Stock upon liquidation of the Company pursuant to Section 4 thereof. No such notice of redemption shall be effective unless given to the Company prior to the close of business on the fifth business day prior to consummation of such transaction, unless the Company or the successor of the Company shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Company prior to the close of business on the fifth business day prior to consummation of such transaction.

               Section 9. Anti-Dilution Adjustments.

               (A) In the event the Company shall, at any time or from time to time while any of the shares of the Series B Preferred Stock are outstanding,
(i) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Company (including a recapitalization effected by a merger or consolidation to which Section 8 hereof does not apply) or otherwise, the Conversion Price in effect immediately prior to such action shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event, and the denominator of which is the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this paragraph 9(A) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of stockholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

               (B) In the event that the Company shall, at any time or from time to time while any of the shares of Series B Preferred Stock are outstanding, issue to holders of shares of Common Stock as a dividend or distribution, including by way of a reclassification of shares or a recapitalization of the Company, any right or warrant to purchase shares of Common Stock (but not including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock) at a purchase price per share less than the Fair Market Value (as hereinafter defined) of a share of Common Stock on the date of issuance of such right or warrant, then, subject to the provisions of paragraphs (E) and (F) of this Section 9, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance for the maximum aggregate consideration payable upon exercise in full of all such rights or warrants, and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants.

               (C) In the event the Company shall, at any time or from time to time while any of the shares of Series B Preferred Stock are outstanding, issue, sell or exchange shares of Common Stock (other than pursuant to any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock) and other than pursuant to any employee or director incentive or benefit plan or arrangement, including any employment, severance or consulting agreement, of the Company or any subsidiary of the Company heretofore or hereafter adopted) for a consideration having a Fair Market Value, on the date of such issuance, sale or exchange, less than the Fair Market Value of such shares on the date of issuance, sale or exchange, then, subject to the provisions of paragraphs (E) and (F) of this Section 9, the Conversion Price shall be adjusted by multiplying such Conversion Price by the fraction the numerator of which shall be the sum of (i) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (ii) the Fair Market Value of the consideration received by the Company in respect of such issuance, sale or exchange of shares of Common Stock, and the denominator of which shall be the product of (a) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (b) the sum of the number of shares of Common Stock outstanding on such day plus the number of shares of Common Stock so issued, sold or exchanged by the Company. In the event the Company shall, at any time or from time to time while any shares of Series B Preferred Stock are outstanding, issue, sell or exchange any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock), other than any such issuance to holders of shares of Common Stock as a dividend or distribution (including by way of a reclassification of shares or a recapitalization of the Company) and other than pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Company or any subsidiary of the Company heretofore or hereafter adopted, for a consideration having a Fair Market Value, on the date of such issuance, sale or exchange, less than the Non-Dilutive Amount (as hereinafter defined), then, subject to the provisions of paragraphs (E) and (F) of this Section 9, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction the numerator of which shall be the sum of (i) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (ii) the Fair Market Value of the consideration received by the Company in respect of such issuance, sale or exchange of such right or warrant plus (iii) the Fair Market Value at the time of such issuance of the consideration which the Corporation would receive upon exercise in full of all such rights or warrants, and the denominator of which shall be the product of (a) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (b) the sum of the number of shares of Common Stock outstanding on such day plus the maximum number of shares of Common Stock which could be acquired pursuant to such right or warrant at the time of the issuance, sale or exchange of such right or warrant (assuming shares of Common Stock could be acquired pursuant to such right or warrant at such time).

               (D) In the event the Company shall, at any time or from time to time while any of the shares of Series B Preferred Stock are outstanding, make an Extraordinary Distribution (as hereinafter defined) in respect of the Common Stock, whether by dividend, distribution, reclassification of shares or recapitalization of the Company (including a recapitalization or reclassification effected by a merger or consolidation to which Section 8 hereof does not apply) or effect a Pro Rata Repurchase (as hereinafter defined) of Common Stock, the Conversion Price in effect immediately prior to such Extraordinary Distribution or Pro Rata Repurchase shall, subject to paragraphs (E) and (F) of this Section 9, be adjusted by multiplying such Conversion Price by the fraction the numerator of which is (i) the product of
(x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase multiplied by (y) the Fair Market Value of a share of Common Stock on the day before the ex-dividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, or on the applicable expiration date (including all extensions hereof) of any tender offer which is a Pro Rata Repurchase, or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, minus (ii) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be, and the denominator of which shall be the product of (a) the number of shares of Common Stock outstanding immediately before such Extraordinary Dividend or Pro Rata Repurchase minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Company multiplied by (b) the Fair Market Value of a share of Common Stock on the day before the ex-dividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be. The Company shall send each holder of Series B Preferred Stock (i) notice of its intent to make any dividend or distribution and (ii) notice of any offer by the Company to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated (including by announcement of a record date in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading) to holders of Common Stock. Such notice shall indicate the intended record date and the amount and nature of such dividend or distribution, or the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Company pursuant to such offer, as well as the Conversion Price and the number of shares of Common Stock into which a share of Series B Preferred Stock may be converted at such time.

               (E) Notwithstanding any other provisions of this Section 9, the Company shall not be required to make any adjustment to the Conversion Price unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the Conversion Price.

               (F) If the Company shall make any dividend or distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Company or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the Conversion Price pursuant to the foregoing provisions of this Section 9, the Board of Directors of the Company shall consider whether such action is of such a nature that an adjustment to the Conversion Price should equitably be made in respect of such transaction. If in such case the Board of Directors of the Company determines that an adjustment to the Conversion Price should be made, an adjustment shall be made effective as of such date, as determined by the Board of Directors of the Company. The determination of the Board of Directors of the Company as to whether an adjustment to the Conversion Price should be made pursuant to the foregoing provisions of this paragraph 9(F), and, if so, as to what adjustment should be made and when, shall be final and binding on the Company and all stockholders of the Company. The Company shall be entitled to make such additional adjustments in the Conversion Price, in addition to those required by the foregoing provisions of this Section 9, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Company, subdivision, reclassification or combination of shares of stock of the Company or any recapitalization of the Company shall not be taxable to the holders of the Common Stock.

               (G) For purposes of this Resolution, the following definitions shall apply:

               "Business Day" shall mean each day that is not a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

               "Current Market Price" of publicly traded shares of Common
Stock or any other class of capital stock or other security of the Company or any other issuer for any day shall mean the last reported sales price, regular way, or, in the event that no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on each such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors of the Company or a committee thereof, in each case, on each trading day during the Adjustment Period. "Adjustment Period" shall mean the period of five (5) consecutive trading days preceding, and including, the date as of which the Fair Market Value of a security is to be determined. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Company or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors of the Company or such committee.

               "Extraordinary Distribution" shall mean any dividend or other distribution to holders of Common Stock (effected while any of the shares of Series B Preferred Stock are outstanding) (i) of cash, where the aggregate amount of such cash dividend or distribution together with the amount of all cash dividends and distributions made during the preceding period of 12 months, when combined with the aggregate amount of all Pro Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the applicable expiration date (including all extensions thereof) of any tender offer or exchange offer which is a Pro Rata Repurchase, or the date of purchase with respect to any other Pro Rata Repurchase which is not a tender offer or exchange offer made during such period), exceeds twelve and one-half percent (12 1/2%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the day before the ex-dividend date with respect to such Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, and/or (ii) of any shares of capital stock of the Company (other than shares of Common Stock), other securities of the Company (other than securities of the type referred to in paragraph (B) or (C) of this Section 9), evidences of indebtedness of the Company or any other person or any other property (including shares of any subsidiary of the Company) or any combination thereof. The Fair Market Value of an Extraordinary Distribution for purposes of paragraph (D) of this Section 9 shall be equal to the sum of the Fair Market Value of such Extraordinary Distribution plus the amount of any cash dividends which are not Extraordinary Distributions made during such 12-month period and not previously included in the calculation of an adjustment pursuant to paragraph (D) of this Section 9.

               "Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Company or any other issuer which are publicly traded, the average of the Current Market Prices of such shares or securities for each day of the Adjustment Period. "Non-Dilutive Amount" in respect of an issuance, sale or exchange by the Corporation of any right or warrant to purchase or acquire shares of Common Stock (including any security convertible into or exchangeable for shares of Common Stock) shall mean the remainder of (i) the product of the Fair Market Value of a share of Common Stock on the day preceding the first public announcement of such issuance, sale or exchange multiplied by the maximum number of shares of Common Stock which could be acquired on such date upon the exercise in full of such rights and warrants (including upon the conversion or exchange of all such convertible or exchangeable securities), whether or not exercisable (or convertible or exchangeable) at such date, minus (ii) the aggregate amount payable pursuant to such right or warrant to purchase or acquire such maximum number of shares of Common Stock; provided, however, that in no event shall the Non-Dilutive Amount be less than zero. For purposes of the foregoing sentence, in the case of a security convertible into or exchangeable for shares of Common Stock, the amount payable pursuant to a right or warrant to purchase or acquire shares of Common Stock shall be the Fair Market Value of such security on the date of the issuance, sale or exchange of such security by the Company.

               "Pro Rata Repurchase" shall mean any purchase of shares of Common Stock by the Company or any subsidiary thereof, whether for cash, shares of capital stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other person or any other property (including shares of a subsidiary of the Company), or any combination thereof, effected while any of the shares of Series B Preferred Stock are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; provided, however, that no purchase of shares by the Company, or any subsidiary thereof made in open market transactions shall be deemed a Pro Rata Repurchase. For purposes of this paragraph 9(G), shares shall be deemed to have been purchased by the Company or any subsidiary thereof "in open market transactions" if they have been purchased substantially in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act, on the date shares of Series B Preferred Stock are initially issued by the Company or on such other terms and conditions as the Board of Directors of the Company or a committee thereof shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock.

               (H) Whenever an adjustment to the Conversion Price and the related voting rights of the Series B Preferred Stock is required pursuant to this Resolution, the Company shall forthwith place on file with the transfer agent for the Common Stock and the Series B Preferred Stock, and with the Secretary of the Company, a statement signed by two officers of the Company stating the adjusted Conversion Price determined as provided herein and the resulting conversion ratio, and the voting rights (as appropriately adjusted), of the Series B Preferred Stock. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including any determination of Fair Market Value involved in such computation. Promptly after each adjustment to the Conversion Price and the related voting rights of the Series B Preferred Stock, the Company shall mail a notice thereof and of the then prevailing conversion ratio to each holder of shares of the Series B Preferred Stock.

               Section 10. Ranking; Attributable Capital and Adequacy of
                           Surplus; Retirement of Shares.

               (A) The Series B Preferred Stock shall rank senior to the Common Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution and winding up of the Company, and, unless otherwise provided in the Restated Certificate of Incorporation of the Company, as the same may be amended, or a certificate of designations relating to a subsequent series of Preferred Stock, par value $1.00 per share, of the Company, the Series B Preferred Stock shall rank junior to all series of the Company's Preferred Stock, par value $1.00 per share, as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up.

               (B) In addition to any vote of stockholders required by law, the vote of the holders of a majority of the outstanding shares of Series B Preferred Stock shall be required to increase the par value of the Common Stock or otherwise increase the capital of the Company allocable to the Common Stock for the purpose of the Delaware General Corporation Law (the "DGCL") if, as a result thereof, the surplus of the Company for purposes of the DGCL would be less than the amount of Preferred Dividends that would accrue on the then outstanding shares of Series B Preferred Stock during the following three years.

               (C) Any shares of Series B Preferred Stock acquired by the Company by reason of the conversion or redemption of such shares as provided by this Resolution, or otherwise so acquired, shall be retired as shares of Series B Preferred Stock and restored to the status of authorized but unissued shares of Preferred Stock, par value $1.00 per share, of the Company, undesignated as to series, and may thereafter be reissued as part of a new series of such Preferred Stock as permitted by law.

               Section 11. Miscellaneous.

               (A) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) business days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Resolution) with postage prepaid, addressed: (i) if to the Company, to its office at 2000 Westchester Avenue, White Plains, New York 10650 (Attention: Secretary) or to the transfer agent for the Series B Preferred Stock, or other agent of the Company designated as permitted by this Resolution or (ii) if to any holder of the Series B Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Company (which may include the records of any transfer agent for the Series B Preferred Stock or Common Stock, as the case may be) or (iii) to such other address as the Company or any such holder, as the case may be, shall have designated by notice similarly given.

               (B) The term "Common Stock" as used in this Resolution means the Company's Common Stock, par value $6.25 per share, as the same exists at the date of filing of a certificate of designations relating to Series B Preferred Stock or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that, at any time as a result of an adjustment made pursuant to
Section 9 of this Resolution, the holder of any share of the Series B Preferred Stock upon thereafter surrendering such shares for conversion, shall become entitled to receive any shares or other securities of the Company other than shares of Common Stock, the Conversion Price in respect of such other shares or securities so receivable upon conversion of shares of Series B Preferred Stock shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in
Section 9 hereof, and the provisions of Sections 1 through 8, 10 and 11 of this Resolution with respect to the Common Stock shall apply on like or similar terms to any such other shares or securities.

               (C) The Company shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series B Preferred Stock or shares of Common Stock or other securities issued on account of Series B Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series B Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series B Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment, to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

               (D) In the event that a holder of shares of Series B Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of Series B Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Company shall be entitled to register such shares, and make such payment, in the name of the holder of such Series B Preferred Stock as shown on the records of the Company and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Company.

               (E) Unless otherwise provided in the Restated Certificate of Incorporation, as the same may be amended, of the Company, all payments in the form of dividends, distributions on voluntary or involuntary dissolution, liquidation or winding-up or otherwise made upon the shares of Series B Preferred Stock and any other stock ranking on a parity with the Series B Preferred Stock with respect to such dividend or distribution shall be pro rata, so that amounts paid per share on the Series B Preferred Stock and such other stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, then payable per share on the shares of the Series B Preferred Stock and such other stock bear to each other.

               (F) The Company may appoint, and from time to time discharge and change, a transfer agent for the Series B Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Company shall send notice thereof by first-class mail postage prepaid, to each holder or record of Series B Preferred Stock.

               Series D Junior Participating Preferred Stock

               Section 1. Designation and Amount.

               The shares of such series shall be designated as "Series D Junior Participating Preferred Stock" and the number of shares constituting such series shall be 3,000,000.

               Section 2. Dividends and Distributions.

               (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series D Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series D Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 15th day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series D Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $5.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of common stock, par value $6.25 per share, of the Company (the "Common Stock") or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series D Junior Participating Preferred Stock. In the event the Company shall at any time after March 16, 1989 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series D Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) The Company shall declare a dividend or distribution on the Series D Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $5.00 per share on the Series D Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

               (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series D Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series D Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series D Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series D Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series D Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 45 days prior to the date fixed for the payment thereof.

               Section 3. Voting Rights.

               The holders of shares of Series D Junior Participating Preferred Stock shall have the following voting rights:

               (A) Subject to the provision for adjustment hereinafter set forth, each share of Series D Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Company. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series D Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) Except as otherwise provided herein or by law, the holders of shares of Series D Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

               (C) If at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of preferred stock are in default, the number of directors constituting the Board of Directors of the Company shall be increased by two. The holders of record of the Series D Junior Participating Preferred Stock, voting separately as a class with the holders of shares of any one or more other series of preferred stock upon which like voting rights have been conferred, shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Company, the holders of any Series D Junior Participating Preferred Stock being entitled to cast 100 votes per share of Series D Junior Participating Preferred Stock, with the remaining directors of the Company to be elected by the holders of shares of any other class or classes or series of stock entitled to vote therefor. Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the shares at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series D Junior Participating Preferred Stock and the holders of shares of any one or more series of preferred stock upon which like voting rights have been conferred shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two.

               (D) Except as set forth herein, holders of Series D Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

               Section 4. Certain Restrictions.

               (A) In the event that full cumulative dividends on the Series D Junior Participating Preferred Stock have not been declared and paid or set apart for payment when due, the Company shall not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or other retirement of any other class of stock or series thereof of the Company ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Company, junior to the Series D Junior Participating Preferred Stock until full cumulative dividends on the Series D Junior Participating Preferred Stock shall have been paid or declared and set apart for payment; provided, however, that the foregoing shall not apply to (i) any dividend payable solely in any shares of any stock ranking, as to dividends and as to distributions in the event of a liquidation, dissolution or winding-up of the Company, junior to the Series D Junior Participating Preferred Stock or (ii) the acquisition of shares of any stock ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Company, junior to the Series D Junior Participating Preferred Stock in exchange solely for shares of any other stock ranking, as to dividends and as to distributions in the event of a liquidation, dissolution or winding-up of the Company, junior to the Series D Junior Participating Preferred Stock.

               (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

               Section 5. Reacquired Shares.

               Any shares of Series D Junior Participating Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

               Section 6. Liquidation, Dissolution or Winding Up.

               (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series D Junior Participating Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series D Liquidation Preference"). Following the payment of the full amount of the Series D Liquidation Preference, no additional distributions shall be made to the holders of shares of Series D Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series D Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii) immediately above being referred to as the "Adjustment Number"). Following the payment of the full amount of the Series D Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series D Junior Participating Preferred Stock and Common Stock, respectively, holders of Series D Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

               (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series D Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series D Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

               (C) In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common
Stock that were outstanding immediately prior to such event.

               Section 7. Consolidation, Merger, etc.

               In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series D Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series D Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               Section 8. Redemption.

               The outstanding shares of Series D Junior Participating Preferred Stock may be redeemed at the option of the Board of Directors as a whole, or in part, at any time, or from time to time, at a cash price per share equal to the product of the Adjustment Number times the Average Market Value (as such term is hereinafter defined) of the Common Stock on the date of mailing of the notice of redemption, plus all dividends which on the redemption date have accrued on the shares to be redeemed and have not been paid, or declared and a sum sufficient for the payment thereof set apart, without interest. The "Average Market Value" as of a particular date is the average of the closing sale prices of the Common Stock during the 10 consecutive Trading Day period immediately preceding such date on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the average of the closing sale prices with respect to a share of Common Stock during such 10-day period, as quoted on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value of the Common Stock as determined by the Board of Directors in good faith. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by law or executive order to close.

               Section 9. Ranking.

               The Series D Junior Participating Preferred Stock shall rank junior to the Company's Series B ESOP Convertible Preferred Stock, and shall rank junior to all other series of the Company's Preferred Stock unless the terms of any such other series shall provide otherwise, as to the payment of dividends and the distribution of assets.

               Section 10. Amendment.

               The Restated Certificate of Incorporation of the Company shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series D Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series D Junior Participating Preferred Stock, voting separately as a class.

               Section 11. Fractional Shares.

               Series D Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series D Junior Participating Preferred Stock.

                 Series F ESOP Convertible Preferred Stock

               Section 1. Designation and Amount; Special Purpose Restricted Transfer Issue.

               (A) The shares of such series shall be designated as "Series F ESOP Convertible Preferred Stock" ("Series F Preferred Stock") and the number of shares constituting such series shall be 67,796.61.

               (B) Shares of Series F Preferred Stock shall be issued only to State Street Bank and Trust Company, as a trustee (the "Trustee") of the Employees Savings Plan of the Company (the "Plan"). All references to the holder of shares of Series F Preferred Stock shall mean the Trustee or any successor trustee under the Plan. In the event of any transfer of record ownership of shares of Series F Preferred Stock to any person other than any successor trustee under the Plan, the shares of Series F Preferred Stock so transferred, upon such transfer and without any further action by the Company or the holder thereof, shall be automatically converted into shares of Common Stock on the terms otherwise provided for the conversion of shares of Series F Preferred Stock into shares of Common Stock pursuant to Section 5 hereof and no such transferee shall have any of the voting powers, preferences and relative, participating, optional or special rights ascribed to shares of Series F Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of Series F Preferred Stock shall be so converted. In the event of such a conversion, the transferee of the shares of Series F Preferred Stock shall be treated for all purposes as the record holder of the shares of Common Stock into which such shares of Series F Preferred Stock have been automatically converted as of the date of such transfer. Certificates representing shares of Series F Preferred Stock shall bear a legend to reflect the foregoing provisions. Notwithstanding the foregoing provisions of this paragraph (B) of Section 1, shares of Series F Preferred Stock (i) may be converted into shares of Common Stock as provided by Section 5 hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Company upon the terms and conditions provided by Sections 6, 7 and 8 hereof.

               Section 2. Dividends and Distributions.

               (A) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series F Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cash dividends ("Preferred Dividends") in an amount per share equal to $64.53 per share per annum, and no more, payable semi-annually in arrears, one-half on the 13th day of February and one-half on the 13th day of August of each year (each a "Dividend Payment Date") commencing on August 13, 1990, to holders of record at the start of business on such Dividend Payment Date. In the event that any Dividend Payment Date shall fall on any day other than a "Business Day" (as hereinafter defined), the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately preceding such Dividend Payment Date. Preferred Dividends shall begin to accrue on outstanding shares of Series F Preferred Stock from the date of issuance of such shares of Series F Preferred Stock. Preferred Dividends shall accrue on a daily basis whether or not the Company shall have earnings or surplus at the time, but Preferred Dividends accrued after issuance on the shares of Series F Preferred Stock for any period less than a full semi-annual period between Dividend Payment Dates shall be computed on the basis of a 360-day year of 30-day months. Accrued but unpaid Preferred Dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Preferred Dividends.

               (B) So long as any shares of Series F Preferred Stock shall be outstanding, no dividend shall be declared or paid or set apart for payment on any other series of stock ranking on a parity with the Series F Preferred
Stock as to dividends, unless there shall also be or have been declared and paid or set apart for payment on the Series F Preferred Stock, dividends for all dividend payment periods of the Series F Preferred Stock ending on or before the dividend payment date of such parity stock, ratably in proportion to the respective amounts of dividends accumulated and unpaid through such dividend period on the Series F Preferred Stock and accumulated and unpaid on such parity stock through the dividend payment period on such parity stock next preceding such dividend payment date. In the event that full cumulative dividends on the Series F Preferred Stock have not been declared and paid or set apart for payment when due, the Company shall not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or other retirement of any other class of stock or series thereof of the Company ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Company, junior to the Series F Preferred Stock until full cumulative dividends on the Series F Preferred Stock shall have been paid or declared and set apart for payment; provided, however, that the foregoing shall not apply to (i) any dividend payable solely in any shares of any stock ranking, as to dividends and as to distributions in the event of a liquidation, dissolution or winding-up of the Company, junior to the Series F Preferred Stock or (ii) the acquisition of shares of any stock ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Company, junior to the Series F Preferred Stock in exchange solely for shares of any other stock ranking, as to dividends and as to distributions in the event of a liquidation, dissolution or winding-up of the Company, junior to the Series F Preferred Stock.

               Section 3. Voting Rights.

               The holders of shares of Series F Preferred Stock shall have the following voting rights:

               (A) The holders of Series F Preferred Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Company, voting together with the holders of Common Stock as one class. The holder of each share of Series F Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such share of Series F Preferred Stock could be converted on the record date for determining the stockholders entitled to vote, rounded to the nearest one-tenth of a vote; it being understood that whenever the "Conversion Price" (as defined in Section 5 hereof) is adjusted as provided in Section 9 hereof, the voting rights of the Series F Preferred Stock shall also be similarly adjusted.

               (B) Except as otherwise required by law or set forth herein, holders of Series F Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action; provided, however, that the vote of at least 66 2/3% of the outstanding shares of Series F Preferred Stock, voting separately as a series, shall be necessary to adopt any alteration, amendment or repeal of any provision of the Restated Certificate of Incorporation of the Company, as amended, or this Resolution (including any such alteration, amendment or repeal effected by any merger or consolidation in which the Company is the surviving or resulting corporation), if such amendment, alteration or repeal would alter or change the powers, preferences, or special rights of the shares of Series F Preferred Stock so as to affect them adversely.

               Section 4. Liquidation, Dissolution or Winding Up.

               (A) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series F Preferred Stock shall be entitled to receive out of assets of the Company which remain after satisfaction in full of all valid claims of creditors of the Company and which are available for payment to stockholders, and subject to the rights of the holders of any stock of the Company ranking senior to or on a parity with the Series F Preferred Stock in respect of distributions upon liquidation, dissolution or winding up of the Company, before any amount shall be paid or distributed among the holders of Common Stock or any other shares ranking junior to the Series F Preferred Stock in respect of distributions upon liquidation, dissolution or winding up of the Company, liquidating distributions in the amount of $737.50 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for distribution, and no more. If upon any liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Series F Preferred Stock and any other stock ranking as to any such distribution on a parity with the Series F Preferred Stock are not paid in full, the holders of the Series F Preferred Stock and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount to which they are entitled as provided by the foregoing provisions of this paragraph 4(A), the holders of shares of Series F Preferred Stock shall not be entitled to any further right or claim to any of the remaining assets of the Company.

               (B) Neither the merger or consolidation of the Company with or into any other corporation, nor the merger or consolidation of any other corporation with or into the Company, nor the sale, lease, exchange or other transfer of all or any portion of the assets of the Company, shall be deemed to be a dissolution, liquidation or winding up of the affairs of the Company for purposes of this Section 4, but the holders of Series F Preferred Stock shall nevertheless be entitled in the event of any such merger or consolidation to the rights provided by Section 8 hereof.

               (C) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Series F Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than twenty (20) days prior to any payment date stated therein, to the holders of Series F Preferred Stock, at the address shown on the books of the Company or any transfer agent for the Series F Preferred Stock.

               Section 5. Conversion into Common Stock.

               (A) A holder of shares of Series F Preferred Stock shall be entitled, at any time prior to the close of business on the date fixed for redemption of such shares pursuant to Sections 6, 7 and 8 hereof, to cause any or all of such shares to be converted into shares of Common Stock, initially at a conversion rate equal to the ratio of $737.50 to the amount which initially shall be $73.75 and which shall be adjusted as hereinafter provided (and, as so adjusted, is hereinafter sometimes referred to as the "Conversion Price") (that is, a conversion rate initially equivalent to ten shares of Common Stock for each share of Series F Preferred Stock so converted, which is subject to adjustment as the Conversion Price is adjusted as hereinafter provided).

               (B) Any holder of shares of Series F Preferred Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates representing the shares of Series F Preferred Stock being converted, duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Company or the offices of the transfer agent for the Series F Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series F Preferred Stock by the Company or the transfer agent for the Series F Preferred Stock, accompanied by written notice of conversion. Such notice of conversion shall specify (i) the number of shares of Series F Preferred Stock to be converted and the name or names in which such holder wishes the certificates certificate or for Common Stock and for any shares of Series F Preferred Stock not to be so converted to be issued and (ii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.

               (C) Upon surrender of a certificate representing a share or shares of Series F Preferred Stock for conversion, the Company shall issue and send by hand delivery (with receipt to be acknowledged) or by first-class mail, postage prepaid, to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing shares of Series F Preferred Stock, only part of which are to be converted, the Company shall issue and deliver to such holder or such holder's designee a new certificate or certificates representing the number of shares of Series F Preferred Stock which shall not have been converted.

               (D) The issuance by the Company of shares of Common Stock upon a conversion of shares of

               Series F Preferred Stock into shares of Common Stock made at the option of the holder thereof shall be effective as of the earlier of (i) the delivery to such holder or such holder's designee of the certificates representing the shares of Common Stock issued upon conversion thereof or (ii) the commencement of business on the second business day after the surrender of the certificate or certificates for the shares of Series F Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) as provided by this Resolution. On and after the effective day of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock in respect of any period prior to such effective date. The Company shall not be obligated to pay any dividends which shall have been declared and shall be payable to holders of shares of Series F Preferred Stock on a Dividend Payment Date if such Dividend Payment Date for such dividend is subsequent to the effective date of conversion of such shares.

               (E) The Company shall not be obligated to deliver to holders of Series F Preferred Stock any fractional share or shares of Common Stock issuable upon any conversion of such shares of Series F Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

               (F) The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Series F Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series F
Preferred Stock then outstanding. Nothing contained herein shall preclude the Company from issuing shares of Common Stock held in its treasury upon the conversion of shares of Series F Preferred Stock into Common Stock pursuant to the terms hereof. The Company shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all requirements as to registration or qualification of the Common Stock, in order to enable the Company lawfully to issue and deliver to each holder of record of Series F Preferred Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series F Preferred Stock then outstanding and convertible into shares of Common Stock.

               Section 6. Redemption At the Option of the Company.

               (A) The Series F Preferred Stock shall be redeemable, in whole or in part, at the option of the Company at any time after February 13, 1993, or at any time after the date of issuance, if permitted by paragraph (D) of this Section 6, at the following redemption prices per share:

During the Twelve-Month Period                                     Price Per
  Beginning February 13                                              Share
      1990......................................................... $802.03
      1991......................................................... $795.58
      1992......................................................... $789.12
      1993......................................................... $782.67
      1994......................................................... $776.22
      1995......................................................... $769.77
      1996......................................................... $763.31
      1997......................................................... $756.86
      1998......................................................... $750.41
      1999......................................................... $743.95

and thereafter at $737.50 per share, plus, in each case, an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption. Payment of the redemption price shall be made by the Company in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph (F) of this Section 6. From and after the date fixed for redemption, dividends on shares of Series F Preferred Stock called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding and all rights in respect of such shares of the Company shall cease, except the right to receive the redemption price. If less than all of the outstanding shares of Series F Preferred Stock are to be redeemed, the Company shall either redeem a portion of the shares of each holder determined pro rata based on the number of shares held by each holder or shall select the shares to be redeemed by lot, as may be determined by the Board of Directors of the Company.

               (B) Unless otherwise required by law, notice of redemption will be sent to the holders of Series F Preferred Stock at the address shown on the books of the Company or any transfer agent for the Series F Preferred Stock by first-class mail, postage prepaid, mailed not less than twenty (20) days nor more than sixty (60) days prior to the redemption date. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of the Series F Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised, and the Conversion Price and number of shares of Common Stock issuable upon conversion of a share of Series F Preferred Stock at the time. Upon surrender of the certificate for any shares so called for redemption and not previously converted (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the date fixed for redemption and at the redemption price set forth in this Section 6.

               (C) In the event of a change in the federal tax law of the United States of America which has the effect of materially limiting the Company from claiming any of the tax deductions for dividends paid on the Series F Preferred Stock when such dividends are used as provided under
Section 404(k)(2) of the Internal Revenue Code of 1986, as amended and in effect on the date shares of Series F Preferred Stock are initially issued, the Company may, in its sole discretion and notwithstanding anything to the contrary in paragraph (A) of this Section 6, elect to redeem any or all of such shares for the amount payable in respect of the shares upon liquidation of the Company pursuant to Section 4 hereof.

               (D) Notwithstanding anything to the contrary in paragraph (A) of this Section 6, the Company may elect to redeem any or all of the shares of Series F Preferred Stock at any time on or prior to February 13, 1993 on the terms and conditions set forth in paragraphs (A) and (B) of this Section 6, if the last reported sales price, regular way, of a share of Common Stock, as reported on the New York Stock Exchange Composite Tape or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, Inc. (the "NYSE"), on the principal national securities exchange on which such stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or, if Common Stock is not quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as reported by NASDAQ, for at least twenty (20) trading days within a period of thirty (30) consecutive trading days ending within five (5) days of the notice of redemption, equals or exceeds one hundred fifty percent (150%) of the Conversion Price (giving effect in making such calculation to any adjustments required by Section 9 hereof).

               (E) In the event that shares of Series F Preferred Stock are held by an employee benefit plan intended to qualify as an employee stock ownership plan within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), and such plan does not so qualify, the Corporation may in its sole discretion and notwithstanding anything to the contrary in paragraph (A) of this Section 6, elect to redeem any or all of such shares of Series F Preferred Stock for the amount payable in respect of the shares upon liquidation of the Company pursuant to Section 4 hereof.

               (F) In the event that the Plan is terminated or the employee stock ownership plan component of the Plan pursuant to which the shares of Series F Preferred Stock are then held by the Trustee is eliminated from the Plan in accordance with its terms, and notwithstanding anything to the contrary in paragraph (A) of this Section 6, the Company shall, as soon thereafter as practicable, call for redemption all then outstanding shares of Series F Preferred Stock for the amount payable in respect of the shares upon liquidation of the Company pursuant to Section 4 hereof.

               (G) The Company, at its option, may make payment of the redemption price required upon redemption of shares of Series F Preferred Stock in cash or in shares of Common Stock, or in a combination of such shares and cash, any such shares of Common Stock to be valued for such purposes at their Fair Market Value (as defined in paragraph (G) of Section 9 hereof).

Section 7. Other Redemption Rights.

               Shares of Series F Preferred Stock shall be redeemed by the Company for cash or, if the Company so elects, in shares of Common Stock, or a combination of such shares and cash, any such shares of Common Stock to be valued for such purpose as provided by paragraph (G) of Section 6, at a redemption price of $737.50 per share plus accrued and unpaid dividends thereon to the date fixed for redemption, at the option of the holder, at any time and from time to time upon notice to the Company given not less than five
(5) business days prior to the date fixed by the holder in such notice for such redemption, upon certification by such holder to the Company of the following events: (i) when and to the extent necessary for such holder to provide for distributions required to be made to participants under, or to satisfy an investment election provided to participants in accordance with, the Plan, or any successor plan; (ii) when and to the extent necessary for such holder to make any payments of principal, interest or premium due and payable (whether as scheduled or upon accelleration) under the Loan Agreement among the Trustee, certain banking parties thereto (collectively the "Banks") and Chase Manhattan Bank (National Association), as agent for the Banks or any indebtedness incurred by the holder for the benefit of the Plan; or (iii) in the event that the Plan is not initially determined by the Internal Revenue Service to be qualified within the meaning of Sections 401(a) and 4975(e)(7) of the Internal Revenue Code of 1986, as amended.


Section 8. Consolidation, Merger, etc.

               (A) In the event that the Company shall consummate any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting corporation (including the Company) that constitutes "qualifying employer securities" with respect to a holder of Series F Preferred Stock within the meaning of Section 409(1) of the Code and Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of Series F Preferred Stock of such holder shall, in connection with such consolidation, merger or similar business combination, be assumed by and shall become preferred stock of such successor or resulting corporation, having in respect of such corporation, insofar as possible, the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 6, 7 and 8 hereof), and the qualifications, limitations or restrictions thereon, that the Series F Preferred Stock had immediately prior to such transaction, except that after such transaction each share of the Series F Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 5 hereof, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of Series F Preferred Stock could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the Series F Preferred Stock, then the shares of Series F Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series F Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election to receive any kind or amount of stock, securities, cash or other property (other than such qualifying employer securities and a cash payment, if applicable, in lieu of fractional shares) receivable upon such transaction (provided that, if the kind or amount of qualifying employer securities receivable upon such transaction is not the same for each non-electing share, then the kind and amount so receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by the plurality of the non-electing shares). The rights of the Series F Preferred Stock as preferred stock of such successor or resulting corporation shall successively be subject to adjustments pursuant to Section 9 hereof after any such transaction as nearly equivalent as practicable to the adjustment provided for by such section prior to such transaction. The Company shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of Series F Preferred Stock shall be assumed and authorized by the successor or resulting corporation as aforesaid.

               (B) In the event that the Company shall consummate any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in paragraph (A) of this Section 8) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of Series F Preferred Stock shall, without any action on the part of the Company or any holder thereof (but subject to paragraph (C) of this Section 8), be automatically converted by virtue of such merger, consolidation or similar transaction immediately prior to such consummation into the number of shares of Common Stock into which such shares of Series F Preferred Stock could have been converted at such time so that each share of Series F Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series F Preferred Stock could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the Series F Preferred Stock, then the shares of Series F Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series F Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction (provided that, if the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares).

               (C) In the event the Company shall enter into any agreement providing for any consolidation or merger or similar business combination described in paragraph (B) of this Section 8, then the Company shall as soon as practicable thereafter (and in any event at least ten (10) business days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of Series F Preferred Stock and each such holder shall have the right to elect, by written notice to the Company, to receive, immediately prior to the consummation of such transaction (if and when such transaction is consummated), from the Company or the successor of the Company, in redemption and retirement of such Series F Preferred Stock, a cash payment equal to the amount payable in respect of shares of Series F Preferred Stock upon liquidation of the Company pursuant to Section 4 thereof. No such notice of redemption shall be effective unless given to the Company prior to the close of business on the fifth business day prior to consummation of such transaction, unless the Company or the successor of the Company shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Company prior to the close of business on the fifth business day prior to consummation of such transaction.

Section 9. Anti-Dilution Adjustments.

               (A) In the event the Company shall, at any time or from time to time while any of the shares of the Series F Preferred Stock are outstanding,
(i) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Company (including a recapitalization effected by a merger or consolidation to which Section 8 hereof does not apply) or otherwise, the Conversion Price in effect immediately prior to such action shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event, and the denominator of which is the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this paragraph 9(A) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of stockholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

               (B) In the event that the Company shall, at any time or from time to time while any of the shares of Series F Preferred Stock are outstanding, issue to holders of shares of Common Stock as a dividend or distribution, including by way of a reclassification of shares or a recapitalization of the Company, any right or warrant to purchase shares of Common Stock (but not including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock) at a purchase price per share less than the Fair Market Value (as hereinafter defined) of a share of Common Stock on the date of issuance of such right or warrant, then, subject to the provisions of paragraphs (E) and (F) of this Section 9, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance for the maximum aggregate consideration payable upon exercise in full of all such rights or warrants, and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants.

               (C) In the event the Company shall, at any time or from time to time while any of the shares of Series F Preferred Stock are outstanding, issue, sell or exchange shares of Common Stock (other than pursuant to any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock) and other than pursuant to any employee or director incentive or benefit plan or arrangement, including any employment, severance or consulting agreement, of the Company or any subsidiary of the Company heretofore or hereafter adopted) for a consideration having a Fair Market Value, on the date of such issuance, sale or exchange, less than the Fair Market Value of such shares on the date of issuance, sale or exchange, then, subject to the provisions of paragraphs (E) and (F) of this Section 9, the Conversion Price shall be adjusted by multiplying such Conversion Price by the fraction the numerator of which shall be the sum of (i) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (ii) the Fair Market Value of the consideration received by the Company in respect of such issuance, sale or exchange of shares of Common Stock, and the denominator of which shall be the product of (a) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (b) the sum of the number of shares of Common Stock outstanding on such day plus the number of shares of Common Stock so issued, sold or exchanged by the Company. In the event the Company shall, at any time or from time to time while any shares of Series F Preferred Stock are outstanding, issue, sell or exchange any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock), other than any such issuance to holders of shares of Common Stock as a dividend or distribution (including by way of a reclassification of shares or a recapitalization of the Company) and other than pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Company or any subsidiary of the Company heretofore or hereafter adopted, for a consideration having a Fair Market Value, on the date of such issuance, sale or exchange, less than the Non-Dilutive Amount (as hereinafter defined), then, subject to the provisions of paragraphs (E) and (F) of this Section 9, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction the numerator of which shall be the sum of (I) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (II) the Fair Market Value of the consideration received by the Company in respect of such issuance, sale or exchange of such right or warrant plus (III) the Fair Market Value at the time of such issuance of the consideration which the Company would receive upon exercise in full of all such rights or warrants, and the denominator of which shall be the product of (A) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (B) the sum of the number of shares of Common Stock outstanding on such day plus the maximum number of shares of Common Stock which could be acquired pursuant to such right or warrant at the time of the issuance, sale or exchange of such right or warrant (assuming shares of Common Stock could be acquired pursuant to such right or warrant at such time).

               (D) In the event the Company shall, at any time or from time to time while any of the shares of Series F Preferred Stock are outstanding, make an Extraordinary Distribution (as hereinafter defined) in respect of the Common Stock, whether by dividend, distribution, reclassification of shares or recapitalization of the Company (including a recapitalization or reclassification effected by a merger or consolidation to which Section 8 hereof does not apply) or effect a Pro Rata Repurchase (as hereinafter defined) of Common Stock, the Conversion Price in effect immediately prior to such Extraordinary Distribution or Pro Rata Repurchase shall, subject to paragraphs (E) and (F) of this Section 9, be adjusted by multiplying such Conversion Price by the fraction the numerator of which is (i) the product of
(x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase multiplied by (y) the Fair Market Value of a share of Common Stock on the day before the ex-dividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, or the earlier of the ex-dividend date and the distribution date in the event of an Extraordinary Distribution, a portion of which is paid in cash and a portion of which is paid other than in cash, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase, or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, minus (ii) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be, and the denominator of which shall be the product of (a) the number of shares of Common Stock outstanding immediately before such Extraordinary Dividend or Pro Rata Repurchase minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Company multiplied by (b) the Fair Market Value of a share of Common Stock on the day before the ex-dividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, or the earlier of the ex-dividend date and the distribution date in the event of an Extraordinary Distribution, a portion of which is paid in cash and a portion of which is paid other than in cash, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be. The Company shall send each holder of Series F Preferred Stock (i) notice of its intent to make any dividend or distribution and (ii) notice of any offer by the Company to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated (including by announcement of a record date in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading) to holders of Common Stock. Such notice shall indicate the intended record date and the amount and nature of such dividend or distribution, or the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Company pursuant to such offer, as well as the Conversion Price and the number of shares of Common Stock into which a share of Series F Preferred Stock may be converted at such time.

               (E) Notwithstanding any other provisions of this Section 9, the Company shall not be required to make any adjustment to the Conversion Price unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the Conversion Price.

               (F) If the Company shall make any dividend or distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Company or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the Conversion Price pursuant to the foregoing provisions of this Section 9, the Board of Directors of the Company shall consider whether such action is of such a nature that an adjustment to the Conversion Price should equitably be made in respect of such transaction. If in such case the Board of Directors of the Company determines that an adjustment to the Conversion Price should be made, an adjustment shall be made effective as of such date, as determined by the Board of Directors of the Company. The determination of the Board of Directors of the Company as to whether an adjustment to the Conversion Price should be made pursuant to the foregoing provisions of this paragraph 9(F), and, if so, as to what adjustment should be made and when, shall be final and binding on the Company and all stockholders of the Company. The Company shall be entitled to make such additional adjustments in the Conversion Price, in addition to those required by the foregoing provisions of this Section 9, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Company, subdivision, reclassification or combination of shares of stock of the Company or any recapitalization of the Company shall not be taxable to the holders of the Common Stock.

               (G) For purposes of this Resolution, the following definitions shall apply:

               "Business Day" shall mean each day that is not a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York, are not required to be open.

               "Current Market Price" of publicly traded shares of Common
Stock or any other class of capital stock or other security of the Company or any other issuer for any day shall mean the last reported sales price, regular way, or, in the event that no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on each such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Board of Directors of the Company or a committee thereof, in each case, on each trading day during the Adjustment Period.

               "Adjustment Period" shall mean the period of five (5) consecutive trading days preceding, and including, the date as of which the Fair Market Value of a security is to be determined. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Company or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors of the Company or such committee.

               "Extraordinary Distribution" shall mean any dividend or other distribution to holders of Common Stock (effected while any of the shares of Series F Preferred Stock are outstanding) (i) of cash (other than a regularly scheduled quarterly dividend not exceeding 120% of the average quarterly dividends for the preceding period of 12 months), where the aggregate amount of such cash dividend or distribution together with the amount of all cash dividends and distributions made during the preceding period of 12 months (other than regularly scheduled quarterly dividends not exceeding 120% of the aggregate quarterly dividends for the preceding period of 12 months), when combined with the aggregate amount of all Pro Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the applicable expiration date (including all extensions thereof) of any tender offer or exchange offer which is a Pro Rata Repurchase, or the date of purchase with respect to any other Pro Rata Repurchase which is not a tender offer or exchange offer made during such period), exceeds nine and one-half percent (9 1/2%) the aggregate Fair Market Value of all shares of Common Stock outstanding on the day before the ex-dividend date with respect to such Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, and/or (ii) of any shares of capital stock of the Company (other than shares of Common Stock), other securities of the Company (other than securities of the type referred to in paragraph (B) or (C) of this Section 9), evidences of indebtedness of the Company or any other person or any other property (including shares of any subsidiary of the Company) or any combination thereof. The Fair Market Value of an Extraordinary Distribution for purposes of paragraph (D) of this Section 9 shall be equal to the sum of the Fair Market Value of such Extraordinary Distribution plus the amount of any cash dividends (other than regularly scheduled quarterly dividends not exceeding 120% of the aggregate quarterly dividends for the preceding period of 12 months) which are not Extraordinary Distributions made during such 12-month period and not previously included in the calculation of an adjustment pursuant to paragraph (D) of this Section 9.

               "Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Company or any other issuer which are publicly traded, the average of the Current Market Prices of such shares or securities for each day of the Adjustment Period.

               "Non-Dilutive Amount" in respect of an issuance, sale or exchange by the Company of any right or warrant to purchase or acquire shares of Common Stock (including any security convertible into or exchangeable for shares of Common Stock) shall mean the remainder of (i) the product of the Fair Market Value of a share of Common Stock on the day preceding the first public announcement of such issuance, sale or exchange multiplied by the maximum number of shares of Common Stock which could be acquired on such date upon the exercise in full of such rights and warrants (including upon the conversion or exchange of all such convertible or exchangeable securities), whether or not exercisable (or convertible or exchangeable) at such date, minus (ii) the aggregate amount payable pursuant to such right or warrant to purchase or acquire such maximum number of shares of Common Stock; provided, however, that in no event shall the Non-Dilutive Amount be less than zero. For purposes of the foregoing sentence, in the case of a security convertible into or exchangeable for shares of Common Stock, the amount payable pursuant to a right or warrant to purchase or acquire shares of Common Stock shall be the Fair Market Value of such security on the date of the issuance, sale or exchange of such security by the Company.

               "Pro Rata Repurchase" shall mean any purchase of shares of Common Stock by the Company or any subsidiary thereof, whether for cash, shares of capital stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other person or any other property (including shares of a subsidiary of the Company), or any combination thereof, effected while any of the shares of Series F Preferred Stock are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; provided, however, that no purchase of shares by the Company, or any subsidiary thereof made in open market transactions shall be deemed a Pro Rata Repurchase. For purposes of this paragraph 9(G), shares shall be deemed to have been purchased by the Company or any subsidiary thereof "in open market transactions" if they have been purchased substantially in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act, on the date shares of Series F Preferred Stock are initially issued by the Company or on such other terms and conditions as the Board of Directors of the Company or a committee thereof shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock.

               Whenever an adjustment to the Conversion Price and the related voting rights of the Series F Preferred Stock is required pursuant to this Resolution, the Company shall forthwith place on file with the transfer agent for the Common Stock and the Series F Preferred Stock, and with the Secretary of the Company, a statement signed by two officers of the Company stating the adjusted Conversion Price determined as provided herein and the resulting conversion ratio, and the voting rights (as appropriately adjusted), of the Series F Preferred Stock. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including any determination of Fair Market Value involved in such computation. Promptly after each adjustment to the Conversion Price and the related voting rights of the Series F Preferred Stock, the Company shall mail a notice thereof and of the then prevailing conversion ratio to each holder of shares of the Series F Preferred Stock.

Section 10. Ranking; Attributable Capital and Adequacy of Surplus; Retirement
            of Shares.

               (A) The Series F Preferred Stock shall rank senior to the
Common Stock and to the Series D Junior Participating Preferred Stock, par value $1.00 per share, as to the payment of dividends and the distribution of assets on liquidation, dissolution and winding up of the Company, on a parity with the Company's Series B ESOP Convertible Preferred Stock, par value $1.00 per share, the Company's Series C Variable Rate Cumulative Preferred Stock, par value $1.00 per share and the Company's Series E Variable Rate Cumulative Preferred Stock, par value $1.00 per share, as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up, and, unless otherwise provided in the Restated Certificate of Incorporation of the Company, as the same may be amended, or a Certificate of Designations relating to a subsequent series of Preferred Stock, par value $1.00 per share, of the Company, the Series F Preferred Stock shall rank junior to all series of the Company's Preferred Stock, par value $1.00 per share, as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up.

               (B) In addition to any vote of stockholders required by law, the vote of the holders of a majority of the outstanding shares of Series F Preferred Stock shall be required to increase the par value of the Common Stock or otherwise increase the capital of the Company allocable to the Common Stock for the purpose of the Delaware General Corporation Law (the "DGCL") if, as a result thereof, the surplus of the Company for purposes of the DGCL would be less than the amount of Preferred Dividends that would accrue on the then outstanding shares of Series F Preferred Stock during the following three years.

               (C) Any shares of Series F Preferred Stock acquired by the Company by reason of the conversion or redemption of such shares as provided by this Resolution, or otherwise so acquired, shall be retired as shares of Series F Preferred Stock and restored to the status of authorized but unissued shares of Preferred Stock, par value $1.00 per share, of the Company, undesignated as to series, and may thereafter be reissued as part of a new series of such Preferred Stock as permitted by law.

Section 11. Miscellaneous.

               (A) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) business days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Resolution) with postage prepaid, addressed: (i) if to the Company, to its office at 2000 Westchester Avenue, White Plains, New York 10650 (Attention: Secretary) or to the transfer agent for the Series F Preferred Stock, or other agent of the Company designated as permitted by this Resolution or (ii) if to any holder of the Series F Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Company (which may include the records of any transfer agent for the Series F Preferred Stock or Common Stock, as the case may be) or (iii) to such other address as the Company or any such holder, as the case may be, shall have designated by notice similarly given.

               (B) The term "Common Stock" as used in this Resolution means the Company's Common Stock, par value $6.25 per share, as the same exists at the date of filing of a Certificate of Designations relating to Series F Preferred Stock or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that, at any time as a result of an adjustment made pursuant to
Section 9 of this Resolution, the holder of any share of the Series F Preferred Stock upon thereafter surrendering such shares for conversion, shall become entitled to receive any shares or other securities of the Company other than shares of Common Stock, the Conversion Price in respect of such other shares or securities so receivable upon conversion of shares of Series F Preferred Stock shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in
Section 9 hereof, and the provisions of Sections 1 through 8, 10 and 11 of this Resolution with respect to the Common Stock shall apply on like or similar terms to any such other shares or securities.

               (C) The Company shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series F Preferred Stock or shares of Common Stock or other securities issued on account of Series F Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series F Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series F Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

               (D) In the event that a holder of shares of Series F Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of Series F Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Company shall be entitled to register such shares, and make such payment, in the name of the holder of such Series F Preferred Stock as shown on the records of the Company and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Company.

               (E) Unless otherwise provided in the Restated Certificate of Incorporation, as the same may be amended, of the Company, all payments in the form of dividends, distributions on voluntary or involuntary dissolution, liquidation or winding-up or otherwise made upon the shares of Series F Preferred Stock and any other stock ranking on a parity with the Series F Preferred Stock with respect to such dividend or distribution shall be pro rata, so that amounts paid per share on the Series F Preferred Stock and such other stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, then payable per share on the shares of the Series F Preferred Stock and such other stock bear to each other.

               (F) The Company may appoint, and from time to time discharge and change, a transfer agent for the Series F Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Company shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series F Preferred Stock.

                      Market Auction Preferred Shares

Section 1. Designation; Amount and Series.

               The Preferred Stock authorized hereby consists of 1,200 shares (each share a series) designated as "Market Auction Preferred Shares" (referred to as the "Auction Preferred", the "Preferred Stock" or the "Remarketing Preferred") issuable in the following groups of series (each group a "Series"): 300 shares designated "Market Auction Preferred Shares, Series G-1 through G-300" (the "Series G Preferred Stock"), 300 shares designated "Market Auction Preferred Shares, Series H-1 through H-300" (the "Series H Preferred Stock"), 300 shares designated "Market Auction Preferred Shares, Series I-1 through I-300" (the "Series I Preferred Stock") and 300 shares designated "Market Auction Preferred Shares, Series J-1 through J-300" (the "Series J Preferred Stock"). Except as expressly provided herein, each share of each separate Series of Auction Preferred shall be identical and equal in all aspects to every other share of such Series, and the shares of all of the Series shall be identical and equal in all respects.

Section 2. Definitions.

               Any references to Sections or subsections that are made in this part of Article IV(B) shall be to Sections or subsections contained in this part of Article IV(B). Unless the context or use indicates another or different meaning or intent, the following terms shall have the following meanings when used in this part of Article IV(B), whether used in the singular or plural:

               "Act" means the Securities Act of 1933, as amended.

               "Additional Payments" means an amount equal to the product of
(i) the Default Rate on the date on which such Failure to Deposit occurred (or, if such Failure to Deposit relates to a failure to pay dividends other than at the end of a Dividend Period, the Default Rate computed using the Percentage applicable to the rating category below "baa3" or "BBB-" as of the Business Day immediately preceding the Auction Date or the date of the immediately preceding Remarketing for such shares), times (ii) a fraction, the numerator of which will be the number of days during which such failure existed and was not cured as described in Section 3(i)(B) (including the day such failure occurs and excluding the day such failure is cured) and the denominator of which will be 360, times (iii) the full amount of the dividends required to be paid on the Dividend Payment Date with respect to which such failure occurred.

               "Affiliate" means any Person controlled by, in control of, or under common control with, the Corporation.

               "Applicable 'AA' Composite Commercial Paper Rate", on any date, means, in the case of any Dividend Period of (1) 1 to 48 days, the interest equivalent of the 30-day rate, (2) 49 days or more but less than 70 days, the interest equivalent of the 60-day rate, (3) 70 days or more but less than 85 days, the arithmetic average of the interest equivalent of the 60-day and 90-day rates, (4) 85 days or more but less than 120 days, the interest equivalent of the 90-day rate, (5) 120 days or more but less than 148 days, the arithmetic average of the interest equivalent of the 90-day and 180-day rates,
(6) 148 days or more but less than 184 days, the interest equivalent of the 180-day rate, in each case, on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by S&P or "Aa" by Moody's, or the equivalent of such rating by another rating agency, as made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date. In the event that the Federal Reserve Bank of New York does not make available any of the foregoing rates, then such rates shall be the 30-day, 60-day, 90-day or 180-day rate or arithmetic average of such rates, as the case may be, as quoted on a discount basis or otherwise, by the Commercial Paper Dealers to the Auction Agent or the applicable Remarketing Agent as of the close of business on the Business Day next preceding such date. If any Commercial Paper Dealer does not quote a rate required to determine the Applicable "AA" Composite Commercial Paper
Rate, the Applicable "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer (if any) and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Corporation to provide such rate or rates or, if the Corporation does not select any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer (if any). For purposes of this definition, the "interest equivalent" means the equivalent yield on a 360-day basis of a discount-basis security to an interest-bearing security.

               "Applicable Determining Rate" means (i) for any Dividend Period from 1 to 48 days, Standard Dividend Period or Short-Dividend Period of 183 days or less, the Applicable "AA" Composite Commercial Paper Rate, (ii) for any Short Dividend Period of 184 to 364 days, the Applicable Treasury Bill
Rate and (iii) for any Long Dividend Period, the Applicable Treasury Note Rate.

               "Applicable Rate" means the dividend rate payable on a share of Preferred Stock for any Dividend Period subsequent to the Initial Dividend Period for such share established pursuant to Section 3 below.

               "Applicable Treasury Bill Rate" for any Short Dividend Period in excess of 183 days and "Applicable Treasury Note Rate" for any Long Dividend Period, on any date, means the interest equivalent of the rate for direct obligations of the United States Treasury having an original maturity which is equal to, or next lower than, the length of such Short Dividend Period or Long Dividend Period, as the case may be, as published weekly by the Federal Reserve Board in "Federal Reserve Statistical Release H.15(519)NSelected Interest Rates", or any successor publication by the Federal Reserve Board, within 5 Business Days preceding such date. In the event that the Federal Reserve Board does not publish such rate, or if such release is not available, the Applicable Treasury Bill Rate or Applicable Treasury Note Rate will be the arithmetic mean of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on the Business Day next preceding such date of the U.S. Government Securities Dealers furnished to the Auction Agent or the applicable Remarketing Agent for the issue of direct obligations of the United States Treasury, in an aggregate principal amount of at least $250,000 with a remaining maturity equal to, or next lower than, the length of such Short Dividend Period or Long Dividend Period, as the case may be. If any U.S. Government Securities Dealer does not quote a rate required to determine the Applicable Treasury Bill Rate or the Applicable Treasury Note Rate, the Applicable Treasury Bill Rate or Applicable Treasury Note Rate shall be determined on the basis of the quotation or quotations furnished by the remaining U.S. Government Securities Dealer (if any) or any Substitute U.S. Government Securities Dealer or Dealers selected by the Corporation to provide such rate or rates or, if the Corporation does not select any such Substitute U.S. Government Securities Dealer, by the remaining U.S. Government Securities Dealer (if any); provided that, if the Corporation is unable to cause such quotations to be furnished to the Auction Agent or the applicable Remarketing Agent by such sources, the Corporation may cause such rates to be furnished to the Auction Agent or the applicable Remarketing Agent by such alternative source as the Corporation in good faith deems to be reliable. For purposes of this definition, the "interest equivalent" of a rate stated on a discount basis shall be equal to the quotient of (A) the discount rate divided by (B) the difference between 1.00 and the discount rate.

               "Articles of Incorporation" means the Restated Certificate of Incorporation, as amended, of the Corporation.

               "Auction" means each periodic implementation of the Auction Procedures.

               "Auction Agent" means The Bank of New York, unless or until another bank or trust company has been appointed as such by the Corporation.

               "Auction Agent Agreement" has the meaning set forth in Section 8 below.

               "Auction Date" means, for any Series of Auction Preferred, the first Business Day preceding the first day of each Dividend Period for such Series other than the Initial Dividend Period for such Series.

               "Auction Method" means a method of determining Dividend Periods and dividend rates for the Auction Preferred of a Series pursuant to the Auction Procedures.

               "Auction Preferred" means the Auction Preferred, including the Converted Remarketing Preferred, being auctioned pursuant to the Auction Procedures.

               "Auction Procedures" means the procedures for conducting Auctions set forth in Section 7 below.

               "Board of Directors" means the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors acting on behalf thereof.

               "Broker-Dealer" means any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in these Auction Procedures, that has been selected by the Corporation and has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.

               "Business Day" means a day on which the New York Stock Exchange is open for trading and which is not a day on which banks in The City of New York are authorized or obliged by law to close.

               "Certificate of Designations" or "Certificate" means the Certificate of Designations, Preferences and Rights of Market Auction
Preferred Shares of the Corporation dated and filed with the Delaware Secretary of State on December 22, 1992.

               "Chief Financial Officer" has the meaning set forth in Section 3(g)(ii) below.

               "Code" means the Internal Revenue Code of 1986, as amended.

               "Commercial Paper Dealers" means Morgan Stanley and First Boston or, in lieu thereof, their respective affiliates or successors.

               "Converted Auction Preferred" means shares of Auction Preferred which, by reason of an election by the Method Selection Agent of a different Dividend Determination Method, will become Remarketing Preferred at the end of the then-current Dividend Period applicable thereto.

               "Converted Remarketing Preferred" means shares of Remarketing Preferred which, by reason of an election by the Method Selection Agent of a different Dividend Determination Method, will become Auction Preferred at the end of the then-current Dividend Period applicable thereto.

               "Corporation" means Texaco Inc., a Delaware corporation, or its successor.

               "Date of Original Issue", with respect to any share of Preferred Stock, means the date on which the Corporation originally issued such share of Preferred Stock.

               "Default Period" has the meaning set forth in Section 6(b)(i) below.

               "Default Rate" means the higher of (A) the Maximum Applicable Rate obtained by multiplying the Applicable Determining Rate, determined as of the Business Day next preceding the date of the Failure to Deposit that, pursuant to Section 3(i), caused the application of such Default Rate, by the Percentage for the rating category below "baa3" or "BBB-", and (B) (i) if the Corporation has failed timely to pay dividends, the dividend rate in effect for the Dividend Period in respect of which such Failure to Deposit occurred, or (ii) if the Corporation has failed timely to pay the redemption price (including accumulated and unpaid dividends) of shares of any Series of Preferred Stock called for redemption, the dividend rate in effect on the date such redemption price was to have been paid. The Percentage used to determine the Default Rate for any shares of Preferred Stock shall be the Percentage for the rating category below "baa3" or "BBB-" (i) in effect on the immediately preceding Auction Date or the date of the immediately preceding Remarketing, in the case of a Default Rate that applies to the portion of a Dividend Period occurring after a failure to pay dividends and (ii) in effect on the date of determination, in all other cases.

               "Depository Agreement" means each agreement among the Corporation, the Remarketing Depository and a Remarketing Agent.

               "Dividend Determination Method" or "Method" shall mean either the Auction Method or the Remarketing Method.

               "Dividend Payment Date" has the meaning set forth in Section 3(b)(iii) below.

               "Dividend Period" has the meaning set forth in Section 3(b)(v) below.

               "Dividend Quarter" has the meaning set forth in Section 3(b)(iii) below.

               "Dividends-Received Deduction" has the meaning set forth in
Section 3(f)(v) below.

               "Existing Holder" means a Person who has signed a Master Purchaser's Letter and is listed as the beneficial owner of any shares of Auction Preferred in the records of the Auction Agent.

               "Failure to Deposit" means the failure by the Corporation to pay to the Paying Agent by 11:00 A.M., New York City Time, in immediately available funds, (i) on a Dividend Payment Date, the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any shares of Preferred Stock or (ii) on any redemption date, the full redemption price (including accumulated and unpaid dividends), to be paid on such redemption date for any shares of Preferred Stock.

               "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

               "First Boston" means The First Boston Corporation.

               "Holder" means an Existing Holder or any beneficial owner of Preferred Stock acquired pursuant to a Remarketing.

               "Initial Auction Date" means the Business Day immediately preceding the first day of a Dividend Period for Auction Preferred.

               "Initial Dividend Rate" has the meaning set forth in Section 3(g)(i) below.

               "Initial Dividend Period" means the periods commencing on the Date of Original Issue and ending on the respective days immediately preceding the Initial Dividend Payment Dates for each Series of Preferred Stock.

               "Initial Dividend Payment Date" has the meaning set forth in
Section 3(b) below.

               "Long Dividend Period" has the meaning set forth in Section 3(b)(v) below.

               "Marketing Conditions" means the following factors: (i) short-term and long-term market rates and indices of such short-term and long-term rates, (ii) market supply and demand for short-term and long-term securities, (iii) yield curves for short-term and long-term securities comparable to the Preferred Stock, (iv) industry and financial conditions which may affect the Preferred Stock, (v) the number of shares of Preferred Stock to be sold pursuant to an Auction or a Remarketing, as the case may be,
(vi) the number of potential purchasers of Preferred Stock, (vii) the Dividend Periods and dividend rates at which current and potential holders would remain or become holders, (viii) current tax laws and administrative interpretations with respect thereto and (ix) the Corporation's current and projected funding requirements based on its asset and liability position, tax position and current financing objectives. If Marketing Conditions are being assessed by the Chief Financial Officer, such officer's evaluation of the factors described in clauses (vi) and (vii) above may be based on discussions with one or more Broker-Dealers or Remarketing Agents.

               If Marketing Conditions are being assessed by the Term Selection Agent or the Method Selection Agent, such agent's evaluation of the factor described in clause (ix) above may be based on discussions with representatives of the Corporation.

               "Maximum Applicable Rate", as of any date, means the rate obtained by multiplying the Applicable Determining Rate then in effect for a Dividend Period by the Percentage (as it may be adjusted from time to time based on certain factors by the Chief Financial Officer in accordance with the provisions hereof) determined as set forth below based on the lower of the credit ratings assigned to the Preferred Stock by Moody's and S&P.


                  Credit Rating
---------------------------------------------------
         Moody's                  S & P                   Percentage
      "aa3" or Above           AA- or Above                  150%
      "a3" to "a1"             A- to A+                      200%
      "baa3" to "baa1"         BBB- to BBB+                  225%
      Below "baa3"             Below BBB                     275%

               The Corporation will take all reasonable action necessary to enable Moody's and S&P to provide ratings for the Preferred Stock. If either Moody's or S&P does not make such rating available or neither Moody's nor S&P shall make such a rating available, the Corporation will designate a rating agency or rating agencies as a substitute rating agency or substitute rating agencies, as the case may be, subject to the approval of Morgan Stanley and First Boston, such approval not to be unreasonably withheld, and the Corporation will take all reasonable action to enable such rating agency or rating agencies to provide a rating or ratings for each Series of Preferred Stock. If either Moody's or S&P shall change its rating categories for preferred stock, or if one or more substitute rating agencies are designated, then the determination set forth above will be made based upon the substantially equivalent new rating categories for preferred stock of such rating agency or substitute rating agency.

               "Memorandum" means the Private Placement Memorandum dated December 16, 1992 relating to the Corporation and the placement of the shares of Preferred Stock.

               "Method Selection Agent" means any entity appointed by the Corporation to act on its behalf in selecting Dividend Determination Methods for a Series of Preferred Stock, provided that if the Corporation shall appoint more than one entity to so act with respect to a Series, "Method Selection Agent" shall mean, unless the context otherwise requires, all entities so appointed.

               "Method Selection Agreement" means an agreement between the Corporation and the Method Selection Agent pursuant to which the Method Selection Agent agrees to determine the Method applicable to a Series of Preferred Stock.

               "Minimum Holding Period" has the meaning set forth in Section 3(f)(v) below.

               "Moody's" means Moody's Investors Service, Inc., or its successor, so long as such agency (or successor) is in the business of rating securities of the type of the Preferred Stock and, if such agency is not in such business, then a Substitute Rating Agency.

               "Morgan Stanley" means Morgan Stanley & Co. Incorporated.

               "Normal Dividend Payment Date" has the meaning set forth in
Section 3(b)(ii) below.

               "Notice of Change in Dividend Period" has the meaning set forth in Section 3(d)(ii) below.

               "Notice of Method Revocation" has the meaning set forth in
Section 3(c)(ii) below.

               "Notice of Method Selection" has the meaning set forth in
Section 3(c)(i) below.

               "Notice of Percentage Increase" has the meaning set forth in
Section 3(h)(i) below.

               "Notice of Removal" has the meaning set forth in Section 3(c)(iii) below.

               "Notice of Revocation" has the meaning set forth in Section 3(d)(ii) below.

               "Outstanding" means, as of any date, shares of Preferred Stock theretofore issued except, without duplication, (i) any shares of Preferred Stock theretofore cancelled, delivered to the Corporation for cancellation or redeemed and (ii) as of any Auction Date or Remarketing Date, any shares of Preferred Stock subject to redemption on the next following Business Day.

               "Participant" means the member of the Securities Depository that will act on behalf of an Existing Holder or a Potential Holder, in the case of Auction Preferred, or the beneficial owner, in the case of Remarketing Preferred, and that is identified as such in such Holder's or Potential Holder's Master Purchaser's Letter.

               "Paying Agent" means the Auction Agent unless another bank or trust company has been appointed to act as the paying agent for the shares of Preferred Stock by resolution of the Board of Directors.

               "Percentage" has the meaning set forth in Section 3(h)(i) below.

               "Person" means and includes an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

               "Purchaser's Letter" means a Master Purchaser's Letter substantially in the form of Appendix E to the Memorandum delivered to the initial purchasers of the Preferred Stock which each prospective purchaser of Preferred Stock will be required to sign as a condition to purchasing Preferred Stock or participating in an Auction or Remarketing.

               "Redemption Agent" means the Auction Agent unless another bank or trust company has been appointed to act as the redemption agent for the shares of Preferred Stock by resolution of the Board of Directors.

               "Remarketing" means the implementation of Remarketing
Procedures.

               "Remarketing Agent" means, at any time, the entity or entities appointed by the Corporation to act on its behalf in establishing dividend rates and Dividend Periods for Remarketing Preferred and to act on behalf of holders of Remarketing Preferred in remarketing such Remarketing Preferred as provided in the Remarketing Procedures.

               "Remarketing Depository" means The Bank of New York, and its successors or any other depository selected by the Corporation which agrees to follow the procedures required to be followed by such depository in connection with shares of Remarketing Preferred with a Dividend Period of less than 7 days.

               "Remarketing Method" means a method of determining Dividend Periods and dividend rates for the Preferred Stock.

               "Remarketing Preferred" means the Preferred Stock, including the Converted Auction Preferred for which the dividend rate and Dividend Period are to be determined pursuant to the Remarketing Method.

               "Remarketing Procedures" means the procedures for remarketing shares of Remarketing Preferred as set forth in Section 9.

               "Securities Depository" means The Depository Trust Company or any other securities depository selected by the Corporation that agrees to follow the procedures required to be followed by such securities depository in connection with the Preferred Stock.

               "Series" means any of the Series G, Series H, Series I or Series J of the Preferred Stock authorized by this Certificate.

               "Short Dividend Period" has the meaning set forth in Section 3(b)(v) below.

               "Standard Dividend Period" has the meaning set forth in Section 3(b)(v) below.

               "Standard & Poor's" or "S&P" means Standard & Poor's Corporation, or its successor, so long as such agency (or successor) is in the business of rating securities of the type of the Preferred Stock and, if such agency is not in such business, then a Substitute Rating Agency.

               "Stock Books" means the stock transfer books of the Corporation maintained by the Paying Agent.

               "Substitute Commercial Paper Dealer" means Goldman, Sachs & Co., Shearson Lehman Brothers Inc. or Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates or successors or, if none of such firms furnishes commercial paper quotations, a leading dealer in the commercial paper market selected by the Corporation in good faith.

               "Substitute Rating Agency" means a nationally recognized statistical rating organization (as that term is used in the rules and regulations of the Securities Exchange Act of 1934) selected by the Corporation, subject to approval by Morgan Stanley and First Boston, which approval is not to be unreasonably withheld.

               "Substitute U.S. Government Securities Dealers" means Goldman, Sachs & Co., Shearson Lehman Brothers Inc. or Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates or successors or, if none of such firms provides quotes in U.S. government securities, a leading dealer in the government securities market selected by the Corporation in good faith.

               "Tender Agent" means, at any time, the bank or the organization (initially The Bank of New York) appointed by the Corporation to perform the duties of Tender Agent as provided in the Remarketing Procedures.

               "Term Selection Agent" means any entity appointed by the Corporation to act on its behalf in establishing the length of any Dividend Period other than the Standard Dividend Period, the Dividend Payment Dates for any Short Dividend Period and, in the case of any Long Dividend Period, additional redemption provisions, if any, for a Series of Auction Preferred, provided that if the Corporation shall appoint more than one entity to so act with respect to a Series, "Term Selection Agent" shall mean, unless the context otherwise requires, all entities so appointed.

               "U.S. Government Securities Dealers" means Morgan Stanley and First Boston or, in lieu thereof, their respective affiliates or successors.

Section 3. Dividends.

               (a) Holders of shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cumulative cash dividends at the Applicable Rate per annum, determined as set forth in Section 3(f) below, and no more, payable on the respective dates set forth below.

               (b)(i) Dividends on the shares of Preferred Stock of each Series shall accumulate (whether or not declared) from the Date of Original Issue.

               (ii) Dividends on each Series of Preferred Stock shall be payable on the Initial Dividend Payment Date for such Series. After the Initial Dividend Periods, dividends on any shares of Preferred Stock with (a) a Dividend Period of 1 to 48 days (which, in the case of Auction Preferred, shall be a period of days divisible by 7) will be payable on the day following the last day of such Dividend Period, (b) a Standard Dividend Period will be payable on the day following the last day of such Standard Dividend Period (which last day of such Standard Dividend Period will normally be each seventh Wednesday following the preceding Dividend Payment Date for such Series), (c) a Short Dividend Period, on the day following the last day of such Short Dividend Period and on such other Dividend Payment Dates as established at the time such Short Dividend Period is determined and (d) a Long Dividend Period, on the day following the last day of such Long Dividend Period and on the March 31, June 30, September 30 and December 31 of each year during such dividend period. Each day on which dividends on shares of Preferred Stock of each Series would be payable as determined as set forth in this clause (ii) but for adjustments set forth in Section 3(f)(v) below, other than adjustments to reflect changes in the Minimum Holding Period, is referred to herein as a "Normal Dividend Payment Date".

               (iii) Each date on which dividends for each share of Preferred Stock shall be payable as set forth herein is referred to herein as a "Dividend Payment Date". If applicable, the period from the preceding Dividend Payment Date to the next Dividend Payment Date for any share of Preferred Stock with a Long Dividend Period is herein referred to as a "Dividend Quarter". Although any particular Dividend Payment Date may not occur on the originally scheduled Normal Dividend Payment Date because of the adjustments set forth in Section 3(f)(v) below, each succeeding Dividend Payment Date shall be, subject to such adjustments, the date determined as set forth in clause (ii) above as if each preceding Dividend Payment Date had occurred on the respective originally scheduled Normal Dividend Payment Date.

               (iv) Dividend Periods may be of any duration (including perpetual duration) and not less than (i) seven days in the case of Auction Preferred (other than Converted Remarketing Preferred) and (ii) one day in the case of Remarketing Preferred (other than Converted Auction Preferred). The duration of each subsequent Dividend Period following the Initial Dividend Period for each Series and the Applicable Rate for such subsequent Dividend Period will be determined by either the Auction Method or the Remarketing Method.

               (v) The Initial Dividend Payment Date for the Initial Dividend Period for Series G Preferred Stock shall be February 11, 1993, for Series H Preferred Stock shall be February 18, 1993, for Series I Preferred Stock shall be February 25, 1993 and for Series J Preferred Stock shall be March 4, 1993. After the Initial Dividend Period for each Series of Preferred Stock, each subsequent Dividend Period for any shares of Preferred Stock shall (except for the adjustments for non-Business Days described in Section 3(f)(v) below) be 49 days (each such 49-day period, subject to any adjustment as a result of a change in law adjusting the Minimum Holding Period as described in Section 3(f)(v) below, being referred to herein as a "Standard Dividend Period"), unless as provided in clause (d) below, the Term Selection Agent or the applicable Remarketing Agent, as the case may be, specifies that any such subsequent Dividend Period for a particular share of Preferred Stock shall be
(A) a Dividend Period of 1 to 48 days (which in the case of Auction Preferred, shall be a period of days divisible by 7), (B) a Dividend Period of 50 to 364 days and consisting of a whole number of weeks (a "Short Dividend Period") or
(C) a Dividend Period of 365 days or longer and consisting of a whole number of weeks (a "Long Dividend Period"). Each such Dividend Period of 1 to 48 days, Standard Dividend Period, Short Dividend Period and Long Dividend Period (together with (i) any Initial Dividend Periods and (ii) any period commencing on a redemption date on which there is a Failure to Deposit and ending on the date the redemption price for such shares is paid to the Paying Agent) being referred to herein as a "Dividend Period").

               (c)(i) Subject to certain limitations set forth in clause (v) below, either Dividend Determination Method may be selected by the Method Selection Agent for a Series of Preferred Stock for any subsequent Dividend Period with respect to all shares of such Series, provided that such Method Selection Agent determines at the time of such selection that a change in the Dividend Determination Method will be the most favorable financing alternative for the Corporation based upon the then-current Marketing Conditions. If more than one entity is serving as Method Selection Agent for a Series, such entities shall act in concert in performing their duties, provided that notices referred to herein may be given by one entity on behalf of all such entities. The Method Selection Agent for any Series of Preferred Stock will make such selection in a notice (a "Notice of Method Selection") sent by such Method Selection Agent to the Corporation, the Term Selection Agent, the Auction Agent, the Securities Depository, the Remarketing Depository, the Tender Agent and any applicable Remarketing Agent by telephone (with confirmation in writing), and to any other record holders of the shares of Preferred Stock of such Series by first-class mail, postage prepaid, not less then seven Business Days prior to the first day of such subsequent Dividend Period. Each Notice of Method Selection will state the Method selected by the Method Selection Agent. If the Method Selection Agent for a Series which is then a Series of Remarketing Preferred selects the Auction Method for any subsequent Dividend Period, the Remarketing Agent for such Series will establish Dividend Periods and Applicable Rates for shares of such Series until the Initial Auction Date in a manner that will best promote an orderly transition to the Auction Method. Any Dividend Determination Method so selected by the Method Selection Agent for a Series shall continue in effect for such Series until the Method Selection Agent selects the other Method in the aforesaid manner. Until a Method Selection Agent for any Series has been appointed, the Dividend Determination Method will be the Auction Method.

               (ii) A Notice of Method Selection may be revoked (a "Notice of Method Revocation") by the Method Selection Agent on or prior to 10:00 A.M. on the second Business Day preceding the first day of the sub-sequent Dividend Period by giving a Notice of Method Revocation to the Corporation, the Term Selection Agent, the Securities Depository, the Remarketing Depository, the Auction Agent, the Tender Agent, any applicable Remarketing Agent and any other record holders of the shares of Preferred Stock of such Series.

               (iii) Any Notice of Method Selection with respect to any subsequent Dividend Period for any Series of Preferred Stock shall be deemed to have been withdrawn if on or prior to the second Business Day preceding the first day of such subsequent Dividend Period the Corporation shall have removed the Method Selection Agent for such Series, provided that the Corporation shall have given a notice (a "Notice of Removal") to the Term Selection Agent, the Securities Depository, the Remarketing Depository, the Auction Agent, the Tender Agent, any applicable Remarketing Agent and any other record holders of shares of Preferred Stock of such Series no later than 3:00 P.M., New York City time, on such second Business Day. If more than one entity has been appointed and is acting as Method Selection Agent for that Series, such Notice of Method Selection shall be deemed to have been withdrawn only if the Corporation shall have removed all such entities; and the removal at any time by the Corporation of one or more but not all such entities shall not effect a deemed withdrawal of a Notice of Method Selection and in any such event no Notice of Removal need be given. If the Method Selection Agent for any Series of Preferred Stock resigns or is removed (or, in either case, if more than one entity has been appointed and is acting as Method Selection Agent for that Series then all such entities), the Dividend Determination Method applicable to such Series in effect at the time of such resignation or removal will continue in effect until the Corporation appoints a successor Method Selection Agent for such Series and such Method Selection Agent sends a Notice of Method Selection. If, as a result of the resignation or removal of the Method Selection Agent, the Dividend Determination Method for any Series will continue to be the Auction Method, then the duration of the next succeeding Dividend Period for such Series will be the Standard Dividend Period.

               (iv) Any Method for a Series of Preferred Stock selected by the Method Selection Agent for such Series pursuant to a Notice of Method
Selection (except a Notice of Method Selection that is revoked or deemed to have been withdrawn) shall be conclusive and binding on the Corporation and the holders of Preferred Stock of such Series. If the Notice of Method Selection is not revoked or deemed to have been withdrawn, any Method so selected by the Method Selection Agent for a Series will continue in effect for that Series until such Method Selection Agent or any successor selects the other Method in the aforesaid manner. No defect in the Notice of Method Selection, the Notice of Method Revocation or the Notice of Removal of the Method Selection Agent or in the mailing thereof shall affect the validity of any change in the Dividend Determination Method or any withdrawal, revocation or removal.

               (v) Notwithstanding the foregoing, the Method Selection Agent shall not be entitled to change the Dividend Determination Method then applicable to a Series if (i) at the time of an election that the Remarketing Method apply to a Series, the Corporation has not appointed (and given notice or taken such other action as may be necessary for the timely effectiveness of such appointment) a Remarketing Agent, a Tender Agent, a Securities Depository and a Remarketing Depository for such Series, (ii) at the time of an election that the Auction Method apply to a Series, the Corporation has not appointed (and given notice or taken such other action as aforesaid) an Auction Agent, a Securities Depository and at least one Broker-Dealer for such Series, or such election would result in more than one Dividend Period for the shares of Preferred Stock of such Series or (iii) at the time of any such election, a Failure to Deposit has occurred and is continuing. Once the Method Selection Agent has selected a Dividend Determination Method for a Series in the aforesaid manner, such selection shall become effective on the last day of the Dividend Period(s) then applicable to shares of Preferred Stock of such Series notwithstanding any Failure to Deposit for such Series which may occur after the delivery of the Notice of Method Selection by such Method Selection Agent, the failure to remarket tendered shares of Remarketing Preferred of such Series, in the case of the selection of the Remarketing Method, or the lack of Sufficient Clearing Bids in the Auction for such Series, in the case of the selection of the Auction Method.

               (d)(i) With respect to shares of Auction Preferred, each successive Dividend Period shall commence on the Dividend Payment Date for the preceding Dividend Period for such Series and shall end (A) in the case of a Dividend Period of 7 to 48 days or a Standard Dividend Period, on the day preceding the next Dividend Payment Date and (B) in the case of a Short Dividend Period or a Long Dividend Period, on the last day of the Short Dividend Period or Long Dividend Period, as the case may be, specified by the Term Selection Agent, in the related Notice of Change in Dividend Period.

               (ii) The Term Selection Agent will give telephonic and written notice, not less than 10 and not more than 30 days prior to an Auction Date and based on the then-current Marketing Conditions, to the Corporation, the Auction Agent, the Method Selection Agent, the Securities Depository and any other record holders of a Series of Auction Preferred if it determines that the next succeeding Dividend Period for such Series will be a Dividend Period of 7 to 48 days, a Short Dividend Period or a Long Dividend Period (any such notice, a "Notice of Change in Dividend Period"); provided, that if the then-current Dividend Period is less than 10 days, the Term Selection Agent will give such Notice of Change in Dividend Period no less than 5 days prior to an Auction Date. Each such Notice of Change in Dividend Period shall be in substantially the form of Exhibit D to the Auction Agent Agreement and shall specify the following terms, (A) the next succeeding Dividend Period for such Series as a Dividend Period of 7 to 48 days, a Short Dividend Period or a Long Dividend Period; provided that a Dividend Period of 7 to 48 days shall only be established so long as corporate holders of such Series of Preferred Stock shall not lose entitlement to the Dividends-Received Deduction as a result of the length of such Dividend Period, (B) the term thereof, (C) in the case of a Short Dividend Period, the Dividend Payment Dates with respect thereto and (D) in the case of a Long Dividend Period, additional redemption provisions or restrictions on redemption, if any, as authorized in Section 4(b)(ii) hereof. However, for any Auction occurring after the initial Auction, the Term Selection Agent may not give a Notice of Change in Dividend Period (and any such Notice of Change in Dividend Period shall be null and void) unless Sufficient Clearing Bids were made in the last occurring Auction for any Series and full cumulative dividends, if any, for all Series of Auction Preferred payable prior to the date of such notice have been paid in full. The Term Selection Agent may establish a Dividend Period of 7 to 48 days, a Short Dividend Period or a Long Dividend Period for any Series of Preferred Stock, if the Term Selection Agent determines that such Dividend Period and, in the case of a Long Dividend Period, additional redemption provisions or restrictions on redemption, provide the Corporation with the most favorable financing alternative based upon the then-current Marketing Conditions. A Notice of Change in Dividend Period may be revoked by the Term Selection Agent on or prior to 10:00 A.M. New York City time on the related Auction Date by telephonic and written notice (a "Notice of Revocation"), in substantially the form of Exhibit E to the Auction Agent Agreement, to the Corporation, the Auction Agent, the Method Selection Agent, the Securities Depository and any other record holders of the shares of such Series, specifying that the Term Selection Agent has determined that because of subsequent changes in such Marketing Conditions, such Dividend Period would not result in the most favorable financing alternative for the Corporation. Notices of Revocation given by the Term Selection Agent will be conclusive and binding upon the Corporation and the holders of shares of Auction Preferred and, except as set forth below in clause (iv), a Notice of Change in Dividend Period given by the Term Selection Agent will be conclusive and binding upon the Corporation and the holder of shares of Auction Preferred.

               (iii) Any Notice of Change in Dividend Period with respect to any subsequent Dividend Period for any Series of Auction Preferred will be deemed to have been withdrawn if on or prior to the second Business Day preceding an Auction Date the Corporation shall have removed the Term Selection Agent, provided that the Corporation shall have given Notice of Removal to the Auction Agent, the Method Selection Agent and the Securities Depository and any other record holders of the shares of such Series, no later than 3:00 P.M., New York City time, on such second Business Day. If the Term Selection Agent resigns or is removed, the Dividend Period for each Series of Auction Preferred shall be a Standard Dividend Period until the Corporation appoints a successor Term Selection Agent for such Series and such Term Selection Agent sends a Notice of Change in Dividend Period.

               (iv) If the Term Selection Agent does not give a Notice of Change in Dividend Period with respect to the next succeeding Dividend Period for any Series of Auction Preferred or has given such a Notice of Change in Dividend Period and gives a Notice of Revocation with respect thereto or such Notice of Change in Dividend Period is deemed to be withdrawn, such next succeeding Dividend Period shall be a Standard Dividend Period with respect to such Series. In addition, in the event the Term Selection Agent has given a Notice of Change in Dividend Period with respect to the next succeeding Dividend Period for a Series of Preferred Stock and such notice has not been revoked or deemed to be withdrawn, but Sufficient Clearing Bids are not made in the related Auction or such Auction is not held for any reason, such next succeeding Dividend Period for such Series will, notwithstanding such Notice of Change in Dividend Period, be a Standard Dividend Period and the Term Selection Agent may not again give a Notice of Change in Dividend Period (and any such Notice of Change in Dividend Period shall be null and void) for such Series until Sufficient Clearing Bids have been made in an Auction for such Series.

               (e)(i) With respect to shares of Remarketing Preferred, the duration of each subsequent Dividend Period and the Applicable Rate for each such subsequent Dividend Period shall be established by the Remarketing Agent for such shares of Remarketing Preferred and will be conclusive and binding on the Corporation and the holders of such shares.

               (ii) For each Dividend Period the applicable Remarketing Agent shall establish a dividend rate, not in excess of the Maximum Applicable Rate, which it determines shall be the lowest rate at which tendered shares of Remarketing Preferred would be remarketed at $250,000 per share. In establishing each Dividend Period and dividend rate, each Remarketing Agent will establish Dividend Periods and dividend rates which it determines will result in the most favorable financing alternative for the Corporation based on the then-current Marketing Conditions.

               (iii) Each Holder will be deemed to have tendered its shares of Remarketing Preferred for sale by Remarketing on the Business Day immediately preceding the first day of each subsequent Dividend Period applicable thereto, unless it gives irrevocable notice otherwise. Consequently, a Holder will hold shares of Remarketing Preferred only for a Dividend Period and at a dividend rate accepted by that holder, except for one or more successive Dividend Periods of one day resulting from a Failure to Deposit or the failure to remarket such shares as described below. At any time, any or all shares of Remarketing Preferred of a Series may have Dividend Periods of various lengths. Depending on Marketing Conditions at the time of Remarketing, any or all shares of Remarketing Preferred of a Series may have different Applicable Rates, including those set on the same day for Dividend Periods of equal length.

               (f)(i) Not later than 11:00 A.M. New York City time on the Dividend Payment Date (except as provided in Section 3(f)(v) below) for each share of Preferred Stock, the Corporation is required to deposit with the Paying Agent sufficient immediately available funds for the payment of declared dividends.

               (ii) Each dividend shall be payable to the holder or holders of record of such shares of Preferred Stock as such holders' names appear on the Stock Books on the Business Day next preceding the applicable Dividend Payment Date. Subject to Section 3(i) below, dividends in arrears (including any Additional Payments) for any past Dividend Payment Date may be declared by the Board of Directors and paid at any time, without reference to any regular Dividend Payment Date, to the holder or holders of record as such holders appear on the Stock Books as of the Business Day next preceding such Dividend Payment Date. Any dividend payment made on any shares of Preferred Stock shall first be credited against the dividends accumulated with respect to the earliest Dividend Payment Date for which dividends have not been paid with respect to such shares.

               (iii) So long as the shares of Preferred Stock are held of record by the nominee of the Securities Depository or the Remarketing Depository, as the case may be, dividends will be paid to the nominee of the Securities Depository or the Remarketing Depository, on each Dividend Payment Date. Dividends on shares of Preferred Stock held through the Securities Depository will be paid through the Securities Depository on each Dividend Payment Date in accordance with its normal procedures.

               (iv) Dividends on any shares of Preferred Stock held by the Remarketing Depository will be paid through the Remarketing Depository on each Dividend Payment Date by wire or other transfer of immediately available funds to a Holder's account with a commercial bank in the United States so long as such Holder has provided the Remarketing Depository with the necessary information to effect such transfer. Any payments not made by wire or other transfer will be made by check to the Holder of such Preferred Stock.

               (v) In the case of dividends payable with respect to a share of Preferred Stock with a Dividend Period of 7 to 48 days, a Standard Dividend Period or a Short Dividend Period, if:

                  (A)(x) The Securities Depository shall continue to make available to Participants the amounts due as dividends on such shares of Preferred Stock in next-day funds on the dates on which such dividends are payable and (y) a Normal Dividend Payment Date is not a Business Day, or the day next succeeding such Normal Dividend Payment Date is not a Business Day, then dividends shall be payable on the first Business Day preceding such Normal Dividend Payment Date that is next succeeded by a Business Day; or

                  (B)(x) The Securities Depository shall make available to Participants the amounts due as dividends on such shares of Preferred Stock in immediately available funds on the dates on which such dividends are payable (and the Securities Depository shall have so advised the Auction Agent) and (y) a Normal Dividend Payment Date is not a Business Day, then dividends shall be payable on the first Business Day following such Normal Dividend Payment Date.

                  (C) In the case of dividends payable with respect to shares of Preferred Stock with a Long Dividend Period, if:

                       (I)(x) The Securities Depository shall continue to make available to its Participants the amounts due as dividends on such shares of Preferred Stock in next-day funds on the dates on which such dividends are payable and (y) a Normal Dividend Payment Date is not a Business Day, or the day next succeeding such Normal Dividend Payment Date is not a Business Day, then dividends shall be payable on the first Business Day following such Normal Dividend Payment Date that is next succeeded by a Business Day; or

                       (II)(x) The Securities Depository shall make available to its Participants the amounts due as dividends on such shares of Preferred Stock in immediately available funds on the dates on which such dividends are payable (and the Securities Depository shall have so advised the Auction Agent) and (y) a Normal Dividend Payment Date is not a Business Day, then dividends shall be payable on the first Business Day following such Normal Dividend Payment Date.

                  (D) Notwithstanding the foregoing, in case of payment in next-day funds, if the date on which dividends on shares of Preferred Stock would be payable as determined as set forth in clauses (A), (B) and (C) above is a day that would result, due to such procedures, in the number of days between successive Auction Dates or Remarketing Dates for such shares (determined by excluding the first Auction Date or Remarketing Date, as the case may be, and including the second Auction Date and the second Remarketing Date, as the case may be), not being at least equal to the then-current minimum holding period (currently set forth in Section 246(c) of the Code) (the "Minimum Holding Period") required for corporate taxpayers to be entitled to the dividends- received deduction on preferred stock held by nonaffiliated corporations (currently set forth in Section 243(a) of the Code) (the "Dividends-Received Deduction"), then dividends on such shares shall be payable on the first Business Day following such date on which dividends would be so payable that is next succeeded by a Business Day that results in the number of days between such successive Auction Dates or Remarketing Dates, as the case may be (determined as set forth above), being at least equal to the then current Minimum Holding Period.

                  (E) In addition, notwithstanding the foregoing, in the event of a change in law altering the Minimum Holding Period, the period of time between Dividend Payment Dates shall automatically be adjusted so that there shall be a uniform number of days in subsequent Dividend Periods (such number of days without giving effect to the adjustments referred to above being referred to herein as "Subsequent Dividend Period Days") commencing after the date of such change in law equal to or, to the extent necessary, in excess of the then current Minimum Holding Period; provided that the number of Subsequent Dividend Period Days shall not exceed by more than nine days the length of such then-current Minimum Holding Period and shall be evenly divisible by seven, and the maximum number of Subsequent Dividend Period Days, as adjusted pursuant to this provision, in no event shall exceed 119 days.

                  (F) If a Normal Dividend Payment Date for shares of Remarketing Preferred with Dividend Periods of less than 7 days is not a Business Day, then dividends shall be payable on the first Business Day following such Normal Dividend Payment Date.

               (g)(i) For the Initial Dividend Periods dividends will accumulate at a rate per annum of 3.25% for Series G Preferred Stock, 3.25% for Series H Preferred Stock, 3.25% for Series I Preferred Stock, and 3.25% for Series J Preferred Stock (in each case, the "Initial Dividend Rate"). The dividend rate for each share of Preferred Stock for each subsequent Dividend Period shall be the Applicable Rate determined by either the Auction Method or the Remarketing Method.

               (ii) Notwithstanding the application of either the Auction Method or the Remarketing Method, the dividend rate on each share of Preferred Stock shall not exceed the Maximum Applicable Rate per annum for any Dividend Period; provided, however, that the Chief Financial Officer of the Corporation (the "Chief Financial Officer") based on certain factors may increase the Percentage used to calculate the Maximum Applicable Rate at any time up to certain amounts set forth below in Section 3(h)(ii). The provisions of the immediately preceding sentence notwithstanding, at any time that the application of the provisions with respect to a Failure to Deposit would, but for the provisions of the immediately preceding sentence, result in a dividend rate on a share of Preferred Stock being in excess of the Maximum Applicable Rate per annum, the maximum dividend rate applicable to such share of Preferred Stock shall be such higher dividend rate as provided below.

               (h)(i) Not later than 10:00 A.M., New York City time, on the related Auction Date or Remarketing Date, as the case may be, and based on the criteria set forth below, the Chief Financial Officer may, upon telephonic and written notice, to the Auction Agent, each applicable Remarketing Agent, the Securities Depository, the Remarketing Depository and any other record holder of shares of Preferred Stock affected thereby, increase the percentage (the "Percentage") used to calculate the Maximum Applicable Rate for any shares of Preferred Stock (a "Notice of Percentage Increase"). Such Notice of Percentage Increase shall specify the new Percentages to be used to calculate the Maximum Applicable Rate and shall be in substantially the form of Exhibit G to the Auction Agent Agreement.

               The Chief Financial Officer may increase such Percentages if the Chief Financial Officer determines that supervening considerations make the Percentages then in effect inimical to the financial interests of the Corporation and that such increase is necessary to enable the operation of the then-applicable Method to provide the Corporation with the most favorable financing alternatives based on then-current Marketing Conditions. The Chief Financial Officer may not revoke a Notice of Percentage Increase and the Percentages specified therein will be the applicable Percentages for the determination of the Maximum Applicable Rate with respect to such shares for subsequent Dividend Periods, except as described below, until a new Notice of Percentage Increase shall be delivered in accordance with the terms thereof.

               (ii) Except as described below, the Chief Financial Officer may not increase the Percentage used to calculate the Maximum Applicable Rate to above the Percentages set forth in the third column of the table below corresponding to the applicable credit ratings set forth in the first two columns of the table below.

                                                   Maximum Percentage
                                                     Permitted to be
                                                    Used to Calculate
                   Credit Rating                   Maximum Applicablee
----------------------------------------------
        Moody's             Standard & Poor's              Rate
-----------------------    -------------------      -------------------
    "aa3" or Above            AA- or Above                 175%

     "a3" to "a1"               A- to A+                   225%

   "baa3" to "baa1"           +BBB- to BBB                 250%

     Below "baa3"               Below BBB                  275%

The maximum percentages set forth in the third column of the above table may be increased by the Chief Financial Officer, upon receipt of an opinion of counsel addressed to the Corporation to the effect that the use of such higher percentages to calculate the Maximum Applicable Rate will not adversely affect the tax treatment of the Preferred Stock.

               (iii) The Chief Financial Officer may only raise the Percentage applicable to a Series of Auction Preferred if the Chief Financial Officer raises such Percentage for all the shares of such Series. The Chief Financial Officer may, however, only raise the Percentage applicable to shares of Remarketing Preferred with respect to those shares of Remarketing Preferred being remarketed on the same date, and shall not be required to raise the Percentage applicable to any other shares of Remarketing Preferred. However, if the Percentage applicable to a share of Remarketing Preferred is less than the Percentage applicable to any other share of Remarketing Preferred of the same Series, the lower Percentage applicable to such share shall, at the end of the current Dividend Period for such share, automatically be increased to the highest Percentage then applicable to any share of Remarketing Preferred of such Series, unless the Chief Financial Officer elects to increase further the Percentage applicable to such share.

               (i)(A) In the event a Failure to Deposit occurs and any such Failure to Deposit shall not have been cured within three Business Days after such occurrence, then until such time as the full amount due shall have been paid to the Paying Agent, the Auction Procedures and the Remarketing
Procedures will be suspended. The Applicable Rate for each Dividend Period commencing on or after any such Dividend Payment Date (or redemption date, as the case may be) on which there has been a Failure to Deposit and such Failure to Deposit has not been cured within three Business Days shall be equal to the Default Rate for such Dividend Period. In addition, if any such Dividend Payment Date was not the last day of a Dividend Period, the Applicable Rate for the portion of such Dividend Period commencing on such Dividend Payment Date and ending on the day preceding the next succeeding Dividend Payment Date shall be the Default Rate for such period, computed as if such period were a "Dividend Period". If there has been a failure to pay dividends on the last day of a Dividend Period, the Dividend Period to which such Default Rate will apply shall be a Standard Dividend Period in the case of Auction Preferred and successive one day periods in the case of Remarketing Preferred. If there has been a failure to pay the redemption price of shares of Preferred Stock called for redemption, the Dividend Period to which such Default Rate will apply shall be the period commencing on, and including, the redemption date and ending on, but excluding, the date the redemption price is paid to the Paying Agent. The suspension of the Auction Procedures and the Remarketing Procedures shall continue in effect until there shall occur a Dividend Payment Date at least one Business Day prior to which the full amount of any dividends
(whether or not earned or declared) payable on each Dividend Payment Date prior to and including such Dividend Payment Date along with any Additional Payments then due, and the full amount of any redemption price (including accumulated and unpaid dividends) then due shall have been paid to the Paying Agent, and thereupon application of the Auction Procedures and the Remarketing Procedures shall resume for any Outstanding shares on the terms stated herein for Dividend Periods commencing with such Dividend Payment Date. If a Failure to Deposit is cured within three Business Days, then the Applicable Rate will be the dividend rate established in connection with any Auction or Remarketing relating to such shares of Preferred Stock conducted immediately preceding the Failure to Deposit, provided that the Applicable Rate shall be the Default Rate for each day (excluding the date of deposit) until the Failure to Deposit is cured. Such Default Rate shall be computed using the Dividend Period established in connection with any Auction or Remarketing relating to such shares of Preferred Stock conducted immediately preceding the Failure to Deposit.

               (B) Any Failure to Deposit with respect to any share of Preferred Stock shall be deemed to be cured if, with respect to a Failure to Deposit relating to (a) the payment of dividends on such shares of Preferred Stock, the Corporation deposits with the Paying Agent by 11:00 A.M., New York City time, all accumulated and unpaid dividends on such shares of Preferred Stock, including the full amount of any dividends to be paid with respect to the Dividend Period or portion thereof with respect to which the Failure to Deposit occurred, plus Additional Payments, and (b) the redemption of such shares, the Corporation deposits with the Paying Agent by 11:00 A.M., New York City time, funds sufficient for the redemption of such shares (including accumulated and unpaid dividends) and gives irrevocable instructions to apply such funds and, if applicable, the income and proceeds therefrom, to the payment of the redemption price (including accumulated and unpaid dividends) for such shares. If the Corporation shall have cured such Failure to Deposit by making timely payment to the Paying Agent, either the Auction Agent or the Remarketing Agent, as the case may be, will give telephonic and written notice of such cure to each Holder of shares of Preferred Stock at the telephone number and address specified in such Holder's Master Purchaser's Letter and to each Broker-Dealer, in the case of the Auction Agent, as promptly as practicable after such cure is effected. Additional Payments paid to the Paying Agent with respect to a Failure to Deposit will be payable to the Holders of shares of Preferred Stock on the Record Date for the Dividend Payment Date with respect to which such Failure to Deposit occurred.

               (j) If an Auction or Remarketing for any shares of Preferred Stock is not held on an Auction Date or Remarketing Date for any reason (other than because of the suspension of Auctions or Remarketing due to a Failure to Deposit as described above), the dividend rate for such shares shall be the Maximum Applicable Rate (calculated assuming a Standard Dividend Period) determined as of such Auction Date or Remarketing Date and the Dividend Period shall be a Standard Dividend Period, in the case of Auction Preferred, and successive Dividend Periods of one day, in the case of Remarketing Preferred, until such shares of Remarketing Preferred are remarketed.

               (k) The amount of dividends per share payable on any Dividend Payment Date on a share of Preferred Stock having a Dividend Period of up to 364 days shall be computed by multiplying the Applicable Rate for each Dividend Period by a fraction the numerator of which shall be the number of days between Dividend Payment Dates (calculated by counting the date of the preceding Dividend Payment Date as the first day and the day preceding the current Dividend Payment Date as the last day) and the denominator of which shall be 360, and multiplying the amount so obtained by $250,000. During any Dividend Period of 365 days or longer, the amount of dividends accumulated on each share will be computed on the basis of a 360-day year consisting of twelve 30-day months.

               (l)(i) Holders of shares of each Series of Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends. So long as any shares of Preferred Stock are Outstanding, the Corporation shall not declare or pay or set apart for payment any dividends or make any other distributions on, or payment on account of the purchase, redemption or other retirement of the common stock of the Corporation or any other capital stock of the Corporation ranking junior to the Preferred Stock as to dividends or as to distributions upon liquidation, dissolution or winding-up of the Corporation unless (i) full cumulative dividends on the Preferred Stock have been paid (or declared and a sum sufficient for the payment thereof set apart for such payment) for all Dividend Periods terminating on or prior to the date of such payment, distribution, purchase, redemption or other retirement with respect to such junior capital stock and (ii) the Corporation is not in default with respect to any obligation to redeem or retire shares of the Preferred Stock; provided, however, that the foregoing shall not apply to (i) any dividend payable solely in any shares of any stock ranking, as to dividends and as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Preferred Stock or (ii) the acquisition of shares of any stock ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Preferred Stock in exchange solely for shares of any other stock ranking, as to dividends and as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Preferred Stock.

               (ii) Each dividend will be payable to the holder or holders of record of shares of Preferred stock as they appear on the Stock Books on the Business Day next preceding the applicable Dividend Payment Date. Dividends in arrears for any past Dividend Period (and for any past Dividend Payment Date occurring prior to the end of a Long Dividend Period or a Short Dividend Period) may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the record holders of such shares. Any dividend payment made on any shares of Preferred Stock shall first be credited against the dividends accumulated with respect to the earliest Dividend Payment Date for which dividends have not been paid with respect to such shares. So long as the shares of Preferred stock are held of record by the nominee of the Securities Depository or the Remarketing Depository, as the case may be, dividends will be paid to the nominee of the Securities Depository or the Remarketing Depository, on each Dividend Payment Date.

               (iii) Unless otherwise provided for in the Restated Certificate of Incorporation, as the same may be amended, of the Corporation, all payments in the form of dividends made upon shares of Preferred Stock and any other stock ranking on a parity with the Preferred Stock with respect to such dividend shall be pro rata, so that amounts paid per share on the Preferred Stock and such other stock shall in all cases bear to each other the same ratio that the required dividends then payable per share on the shares of Preferred Stock and such other stock bear to each other.

Section 4. Optional Redemption.

               (a) At the option of the Corporation, by resolution of the Board of Directors, the shares of a Series of Preferred Stock may be redeemed, in whole or in part, out of funds legally available therefor, on the Business Day immediately preceding any Dividend Payment Date for such shares, upon at least 15 but not more than 45 days notice, at a redemption price per share equal to the sum of $250,000 plus premium thereon, if any, and an amount equal to accrued and unpaid dividends thereon (whether or not earned or declared) to the date that the Corporation pays the full amount payable upon redemption of such shares; provided that such redemption date shall be the Dividend Payment Date for such shares if the payment on the Business Day preceding such date would reduce the holding period for such shares since the Auction Date or Remarketing Date preceding such payment below the Minimum Holding Period. Pursuant to such right of optional redemption, the Corporation may elect to redeem some or all of the shares of Preferred Stock of any Series without redeeming shares of any other Series.

               (b)(i) Notwithstanding the foregoing, if any dividends on shares of any Series of Preferred Stock are in arrears, (i) no shares of such Series of Preferred Stock or of any other Series of Preferred Stock shall be redeemed unless all outstanding shares of each Series of Preferred Stock are simultaneously redeemed and (ii) the Corporation shall not purchase or otherwise acquire any shares of Preferred Stock; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Preferred Stock pursuant to an otherwise lawful purchase or exchange offer made on the same terms to all Holders of Outstanding shares of Preferred Stock.

               (ii) In connection with the selection of a Long Dividend Period, the Term Selection Agent or the applicable Remarketing Agent, as the case may be, may restrict the Corporation's ability to redeem shares of Preferred Stock by providing for the payment of a redemption premium or fixing a period of time during which such shares of Preferred Stock may not be redeemed if the Term Selection Agent or the applicable Remarketing Agent, as the case be, determines, based on the then-current Marketing Conditions, that adding such terms will result in the most favorable financing alternative for the Corporation.

               (c)(i) If shares of Preferred Stock are to be redeemed, the Redemption Agent will, at the direction of the Corporation, cause to be sent, by first-class or air mail, postage prepaid, telex or facsimile, a notice of redemption to each holder of record (initially Cede & Co., as nominee of the Securities Depository) of shares of Preferred Stock to be redeemed. Such notice of redemption shall be sent not fewer than fifteen nor more than 45 days prior to the redemption date. Each notice of redemption will identify the Preferred Stock to be redeemed by CUSIP number and will state (a) the redemption date, (b) the redemption price, (c) the place where the redemption price is to be paid and (d) the number of shares of Preferred Stock and the Series thereof to be redeemed. The notice will also be published in The Wall Street Journal.

               (ii) No defect in the notice of redemption or in the mailing or publication thereof will affect the validity of the redemption proceedings, except as required by applicable law. A notice of redemption will be deemed given on the day that it is mailed in accordance with the foregoing description.

               (iii) The Corporation may elect to redeem some or all of the shares of each Series of Preferred Stock.

               (iv) In the case of shares of a Series of Auction Preferred, so long as the Securities Depository's nominee is the record holder of such shares, the Redemption Agent will give notice to the Securities Depository, and the Securities Depository will determine the number of shares of each such Series to be redeemed from the accounts of each of its Participants. A Participant may determine to redeem shares from certain of the beneficial holders holding through such Participant (which may include a Participant holding shares for its own account) without redeeming shares from the accounts of other beneficial owners.

               Any such redemption will be made in accordance with applicable laws and rules.

               (v) In the case of shares of Remarketing Preferred, notice of such redemption shall be given to the Securities Depository or the Remarketing Depository, as the case may be, and any other record holders of the Remarketing Preferred to be redeemed. The Corporation shall identify by CUSIP number the shares of Remarketing Preferred to be redeemed. To the extent less than all of the shares of Remarketing Preferred represented by a certificate with a particular CUSIP number are to be redeemed, the applicable Depository shall determine the shares represented by such certificate to be redeemed. In the case of the Securities Depository, the shares to be redeemed shall be determined as described in the preceding paragraph, and in the case of the Remarketing Depository, the Remarketing Depository shall determine the number of shares represented by such certificate to be redeemed from each Holder thereof.

               (vi) If any shares of Preferred Stock to be redeemed are not held of record by a nominee for the Securities Depository or the Remarketing Depository, the particular shares of Preferred Stock to be redeemed shall be selected by the Corporation by lot or by such other method as the Corporation shall deem fair and equitable.

               (vii) Upon any date fixed for redemption (unless a Failure to Deposit occurs), all rights of the Holders of shares of Preferred Stock called for redemption will cease and terminate, except the right of such Holders to receive the amounts payable in respect of such redemption therefor, but without interest, and such shares of Preferred Stock will be deemed no longer outstanding and, upon the taking of any action required by applicable law, shall have the status of authorized and unissued shares of preferred stock and may be reissued by the Corporation at any time as shares of any series of preferred stock other than as shares of Preferred Stock.

Section 5. Liquidation Preference.

               (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the shares of the Preferred Stock shall be entitled to receive, out of the assets of the Corporation, whether such assets are capital or surplus and whether or not any dividends as such are declared but before any payment or distribution of assets is made to holders of common stock of the Corporation or any other class of stock or series thereof ranking junior to the Preferred Stock with respect to the distribution of assets, a preferential liquidation distribution in the amount of $250,000 per share of Preferred Stock plus an amount equal to accumulated and unpaid dividends on each such share (whether or not declared) to and including the date of such distribution and no more. Neither the merger or consolidation of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation with or into the Corporation, nor the sale, lease, exchange or other transfer of all or any portion of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 5.

               (b) If upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the assets of the Corporation available for distribution to the holders of Preferred Stock and any other series of capital stock of the Corporation ranking on a parity with the Preferred Stock are insufficient to pay the holders of the Preferred Stock the full amount of the preferential liquidation distributions to which they are entitled, then such assets of the Corporation shall be distributed ratably among the holders of Preferred Stock and any other series of capital stock of the Corporation ranking on a parity with the Preferred Stock based upon the ratio of (x) the aggregate amount available for distribution on all shares of Preferred Stock and such parity stock to (y) the total amount distributable on all shares of Preferred Stock and such parity stock upon liquidation.

Section  6. Voting Rights.

               (a) Holders of the Preferred Stock will have no voting rights except as hereinafter described or as otherwise provided by the General Corporation Law of the State of Delaware; provided, however, that the affirmative vote of the holders of record of at least 66 2/3% of the Outstanding shares of Preferred Stock, voting separately as one class, shall be necessary to adopt any alteration, amendment or repeal of any provision of the Articles of Incorporation or this Certificate of Designations (including any such alteration, amendment or repeal effected by any merger or consolidation), if such alteration, amendment or repeal would alter or change the powers, preferences or special rights of the shares of Preferred Stock so as to affect them adversely.

               (b)(i) If at any time the equivalent of six or more full quarterly dividends (whether or not consecutive) payable on the Preferred Stock shall be in arrears (to any extent) (a "Default Period"), the number of directors constituting the Board of Directors of the Corporation shall be increased by two (2), and the holders of record of the Preferred Stock shall have the exclusive right, voting as a class with any other shares of preferred stock of the Corporation so entitled to vote thereon, to elect the directors to fill such newly created directorships. This right shall remain vested until all dividends in arrears on the Preferred Stock have been paid or declared and set apart for payment, at which time (A) the right shall terminate (subject to revesting), (B) the term of the directors then in office elected in accordance with the foregoing shall terminate, and (C) the number of directors constituting the Board of Directors of the Corporation shall be reduced by the number of directors whose term has been terminated pursuant to clause (B) above. For purposes of the foregoing, default in the payment of dividends for the equivalent of six quarterly dividends means, in the case of Preferred Stock which pays dividends either more or less frequently than every quarter, default in the payment of dividends in respect of one or more Dividend Periods containing not less than 540 days.

               (ii) Whenever such right shall vest, it may be exercised initially by the vote of the holders of record of a majority of the shares of Preferred Stock present and voting, in person or by proxy, at a special meeting of holders of record of the Preferred Stock or at the next annual meeting of stockholders. A special meeting for the exercise of such right shall be called by the Secretary of the Corporation as promptly as possible, and in any event within 10 days after receipt of a written request signed by the holders of record of at least 25% of the Outstanding shares of the Preferred Stock, subject to any applicable notice requirements imposed by law. Notwithstanding the provisions of this paragraph, no such special meeting shall be held during the 30-day period preceding the date fixed for the annual meeting of stockholders of the Corporation.

               (iii) So long as a Default Period continues, any director who shall have been elected by holders of record of Preferred Stock entitled to vote in accordance herewith shall hold office for a term expiring at the next annual meeting of stockholders and during such term may be removed at any time, without cause by, and only by, the affirmative vote of the holders of record of a majority of the shares of Preferred Stock present and voting, in person or by proxy, at a special meeting of such stockholders of record called for such purpose, and any vacancy created by such removal may also be filled at such meeting. A meeting for the removal of a director elected by the holders of record of Preferred Stock and the filling of the vacancy created thereby shall be called by the Secretary of the Corporation as promptly as possible and in any event within 10 days after receipt of request therefor signed by the holders of record of not less than 25% of the Outstanding shares of Preferred Stock, subject to any applicable notice requirements imposed by law. Such meeting shall be held at the earliest practicable date thereafter. Notwithstanding the provisions of this paragraph, no such meeting shall be held during the 30-day period preceding the date fixed for the annual meeting of stockholders of the Corporation.

               (iv) Any vacancy caused by the death, resignation or expiration of the term of office of a director who shall have been elected in accordance with these provisions may be filled by the remaining director so elected or, if not so filled, by a vote of holders of record of a majority of the shares of Preferred Stock present and voting, in person or by proxy, at a meeting called for such purpose (or, in the case of expiration of the term of office of such director, at the annual meeting of stockholders of the Corporation). Unless such vacancy shall have been filled by the remaining director or by vote at the annual meeting of stockholders, such special meeting shall be called by the Secretary of the Corporation at the earliest practicable date after such death, resignation or expiration of term of office, and in any event within 10 days after receipt of a written request signed by the holders of record of at least 25% of the Outstanding shares of Preferred Stock. Notwithstanding the provisions of this paragraph, no such special meeting shall be held during the 30-day period preceding the date fixed for the annual meeting of stockholders of the Corporation.

               (v) If any meeting of the holders of the Preferred Stock required above to be called shall not have been called within 10 days after personal service of a written request therefor upon the Secretary of the Corporation or within 15 days after mailing the same by registered mail addressed to the Secretary of the Corporation at his principal office, subject to any applicable notice requirements imposed by law, then the holders of record of at least 25% of the Outstanding shares of Preferred Stock may designate in writing a holder of Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders or such shorter notice (but in no event shorter than permitted by law) as may be acceptable to the holders of a majority of the total number of shares of Preferred Stock. Any holder of Preferred Stock so designated shall have access to the stock books of the Corporation for the purpose of causing such meeting to be called pursuant to these provisions. Such meeting shall be held at the earliest practicable date thereafter. Notwithstanding the provisions of this paragraph, no such meeting shall be held during the 30-day period preceding the date fixed for the annual meeting of stockholders of the Corporation.

               (vi) At any meeting of the holders of record of the Preferred Stock called in accordance with the above provisions for the election or removal of directors, the presence in person or by proxy of the holders of record of one-third of the total number of Outstanding shares of Preferred Stock shall be required to constitute a quorum; in the absence of a quorum, a majority of the holders of record present in person or by proxy shall have power to adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall be present.

Section  7. Auction Procedures.

               (a) Certain Definitions. Capitalized terms not defined in this Section 7 shall have the respective meanings specified elsewhere in this part of Article IV(B). As used in this Section 7, the following terms shall have the following meanings, unless the context otherwise requires:

               (i) "Available Shares of Auction Preferred" has the meaning set forth in subsection (d)(i) below.

               (ii) "Bid" has the meaning set forth in subsection (b)(i) below.

               (iii) "Bidder" has the meaning set forth in subsection
      (b)(i) below.

               (iv) "Broker-Dealer Agreement" means an agreement between the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in these Auction Procedures.

               (v) "Hold Order" has the meaning set forth in subsection
      (b)(i) below.

               (vi) "Order" has the meaning set forth in subsection (b)(i) below.

               (vii) "Potential Holder" means any Person, including any Existing Holder, (A) who shall have executed a Purchaser's Letter and
      (B) who may be interested in acquiring shares of Auction Preferred (or, in the case of an Existing Holder, additional shares of Auction Preferred).

               (viii) "Sell Order" has the meaning set forth in subsection
      (b)(i) below.

               (ix) "Submission Deadline" means 1:00 P.M., New York City time, on any Auction Date, or such other time on any Auction Date as may be specified from time to time by the Auction Agent as the time prior to which each Broker-Dealer must submit to the Auction Agent in writing all Orders obtained by it for the Auction to be conducted on such Auction Date.

               (x) "Submitted Bid" has the meaning set forth in subsection
      (c)(i) below.

               (xi) "Submitted Hold Order" has the meaning set forth in subsection (c)(i) below.

               (xii) "Submitted Order" has the meaning set forth in subsection (c)(i) below.

               (xiii) "Submitted Sell Order" has the meaning set forth in subsection (c)(i) below.

               (xiv) "Sufficient Clearing Bids" has the meaning set forth in subsection (d)(i) below.

               (xv) "Winning Bid Rate" has the meaning set forth in subsection (d)(i) below.

      (b)  Orders by Existing Holders and Potential Holders.

               (i) Prior to the Submission Deadline on each Auction Date for any Series of Auction Preferred:

               (A) each Existing Holder may submit to a Broker-Dealer information as to:

                  (1) the number of Outstanding shares of Auction
      Preferred, if any, held by such Existing Holder that such Existing Holder desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;

                  (2) the number of Outstanding shares of Auction
      Preferred, if any, held by such Existing Holder that such Existing Holder desires to sell, provided that the Applicable Rate for the next succeeding Dividend Period is less than the rate per annum specified by such Existing Holder; and/or

                  (3) the number of Outstanding shares of Auction
      Preferred, if any, held by such Existing Holder that such Existing Holder desires to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and

                  (B) each Broker-Dealer, using a list of Potential Holders that shall be maintained inaccordance with the provisions set forth in the Broker-Dealer Agreement for the purpose of conducting a competitive Auction, shall contact both Existing Holders and Potential Holders, including Existing Holders with respect to an offer by any such Existing Holder to purchase additional shares of Auction Preferred, on such list to notify such Existing Holders and Potential Holders as to the length of the next Dividend Period and
      (i) with respect to any Short Dividend Period or Long Dividend Period, the Dividend Payment Date(s) and (ii) with respect to any Long Dividend Period, any dates before which shares of Auction Preferred may not be redeemed and any redemption premium applicable in an optional redemption and to determine the number of Outstanding shares of Auction Preferred, if any, with respect to which each such Existing Holder and each Potential Holder desires to submit an Order and each such Potential Holder offers to purchase, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Holder.

               For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (A) or (B) of this Subsection
(b)(i) is hereinafter referred to as an "Order" and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a "Bidder;" an Order containing the information referred to in clause (A)(1) of this Subsection (b)(i) is hereinafter referred to as a "Hold Order;" an Order containing the information referred to in clause (A)(2) or (B) of this Subsection (b)(i) is hereinafter referred to as a "Bid;" and an Order containing the information referred to in clause (A)(3) of this Subsection
(b)(i) is hereinafter referred to as a "Sell Order".

               (ii) (A) A Bid by an Existing Holder shall constitute an irrevocable offer to sell:

               (1) the number of Outstanding shares of Auction Preferred specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate per annum specified in such Bid; or

               (2) such number or a lesser number of Outstanding shares of Auction Preferred to be determined as set forth in Subsections
      (e)(i)(D) and (e)(iii) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein; or

               (3) a lesser number of Outstanding shares of Auction Preferred to be determined as set forth in Subsections (e)(ii)(C) and
      (e)(iii) if such specified rate per annum shall be higher than the Maximum Applicable Rate and Sufficient Clearing Bids do not exist.

     (B) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

               (1) the number of Outstanding shares of Auction Preferred specified in such Sell Order; or

               (2) such number or a lesser number of Outstanding shares of Auction Preferred to be determined as set forth in Subsections
      (e)(ii)(C) and (e)(iii) if Sufficient Clearing Bids do not exist.

      (C) A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

               (1) the number of Outstanding shares of Auction Preferred specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate per annum specified in such Bid; or

               (2) such number or a lesser number of Outstanding shares of Auction Preferred to be determined as set forth in Subsections
      (e)(i)(E) and (e)(iv) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein.

      (c)  Submission of Orders by Broker-Dealers to Auction Agent.

               (i) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date for any Series of Auction Preferred all Orders obtained by such Broker-Dealer specifying with respect to each Order:

                           (A) the name of the Bidder placing such Order;

                           (B) the aggregate number of Outstanding shares
               of Auction Preferred that are the subject of such Order;

                           (C) to the extent that such Bidder is an
               Existing Holder:

                              (1) the number of Outstanding shares of
                  Auction Preferred, if any, subject to any Hold Order placed by such Existing Holder;

                              (2) the number of Outstanding shares of
                  Auction Preferred, if any, subject to any Bid placed by such Existing Holder and the rate per annum specified in such Bid; and

                              (3) the number of Outstanding shares of
                  Auction Preferred, if any, subject to any Sell Order placed by such Existing Holder; and

                           (D) to the extent such Bidder is a Potential
               Holder, the rate per annum specified in such Potential Holder's Bid.

               (Each "Hold Order", "Bid" or "Sell Order" as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order", a "Submitted Bid" or a "Submitted Sell Order", as the case may be, or as a "Submitted Order".)

               (ii) If any rate per annum specified in any Submitted Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one-thousandth (.001) of 1%.

               (iii) If one or more Orders covering in the aggregate all of the Outstanding shares of Auction Preferred held by an Existing Holder are not submitted to the Auction Agent prior to the Submission Deadline for any reason (including the failure of a Broker-Dealer to contact such Existing Holder or to submit such Existing Holder's Order or Orders), such Existing Holder shall be deemed to have submitted a Hold Order covering the number of Outstanding shares of Auction Preferred held by such Existing Holder that are not subject to Orders submitted to the Auction Agent.

               (iv) A Submitted Order or Submitted Orders of an Existing Holder that cover in the aggregate more than the number of Outstanding shares of Auction Preferred held by such Existing Holder will be considered valid in the following order of priority:

                  (A) any Submitted Hold Order of such Existing Holder will
               be considered valid up to and including the number of Outstanding shares of Auction Preferred held by such Existing Holder, provided that, if there is more than one such Submitted Hold Order and the aggregate number of shares of Auction Preferred subject to such Submitted Hold Orders exceeds the number of Outstanding shares of Auction Preferred held by such Existing Holder, the number of shares of Auction Preferred subject to each of such Submitted Hold Orders will be reduced pro rata so that such Submitted Hold Orders in the aggregate will cover exactly the number of Outstanding shares of Auction Preferred held by such Existing Holder;

                  (B) any Submitted Bids of such Existing Holder will be
               considered valid (in the ascending order of their respective rates per annum if there is more than one Submitted Bid of such Existing Holder) for the number of Outstanding shares of Auction Preferred held by such Existing Holder equal to the difference between (i) the number of Outstanding shares of Auction Preferred held by such Existing Holder and (ii) the number of Outstanding shares of Auction Preferred subject to any Submitted Hold Order of such Existing Holder referred to in clause (iv)(A) above (and, if more than one Submitted Bid of such Existing Holder specifies the same rate per annum and together they cover more than the remaining number of shares of Auction Preferred that can be the subject of valid Submitted Bids of such Existing Holder after application of clause (iv)(A) above and of the foregoing portion of this clause (iv)(B) to any Submitted Bid or Submitted Bids of such Existing Holder specifying a lower rate or rates per annum, the number of shares of Auction Preferred subject to each of such Submitted Bids specifying the same rate per annum will be reduced pro rata so that such Submitted Bids, in the aggregate, cover exactly such remaining number of Outstanding shares of Auction Preferred of such Existing Holder).

                  (C) any Submitted Sell Order of an Existing Holder will
               be considered valid up to and including the excess of the number of Outstanding shares of Auction Preferred held by such Existing Holder over the sum of (a) the number of shares of Auction Preferred subject to Submitted Hold Orders by such Existing Holder referred to in clause (iv)(A) above and (b) the number of shares of Auction Preferred subject to valid Submitted Bids by such Existing Holder referred to in clause (iv)(B) above; provided that, if there is more than one Submitted Sell Order of such Existing Holder and the number of shares of Auction Preferred subject to such Submitted Sell Orders is greater than such excess, the number of shares of Auction Preferred subject to each of such Submitted Sell Orders will be reduced pro rata so that such Submitted Sell Orders, in the aggregate, will cover exactly the number of shares of Auction Preferred equal to such excess.

               The number of Outstanding shares of Auction Preferred, if any, subject to Submitted Bids of such Existing Holder not valid under clause (iv)(B) above shall be treated as the subject of a Submitted Bid by a Potential Holder at the rate per annum specified in such Submitted Bids.

               (v) If there is more than one Submitted Bid by any Potential Holder in any Auction, each such Submitted Bid shall be considered a separate Submitted Bid with respect to the rate per annum and number of shares of Auction Preferred specified therein.

      (d) Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate.

                (i) Not earlier than the Submission Deadline on each Auction Date for any Series of Auction Preferred, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers and shall determine:

               (A) the excess of the total number of Outstanding shares of Auction Preferred over the number of shares of Auction Preferred that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available Shares of Auction
      Preferred");

               (B) from the Submitted Orders, whether the number of Outstanding shares of Auction Preferred that are the subject of Submitted Bids by Potential Holders specifying one or more rates per annum equal to or lower than the Maximum Applicable Rate exceeds or is equal to the sum of:

                     (1) the number of Outstanding shares of Auction
                  Preferred that are the subject of Submitted Bids by Existing Holders specifying one or more rates per annum higher than the Maximum Applicable Rate, and

                     (2) the number of Outstanding shares of Auction
                  Preferred that are subject to Submitted Sell Orders.

                  (if such excess or such equality exists (other than because the number of Outstanding shares of Auction Preferred in clauses (1) and (2) above are each zero because all of the Outstanding shares of Auction Preferred are the subject of Submitted Hold Orders), there shall exist "Sufficient Clearing Bids" and such Submitted Bids by Potential Holders shall be hereinafter referred to collectively as "Sufficient Clearing Bids"); and

               (C) if Sufficient Clearing Bids exist, the winning bid rate (the "Winning Bid Rate"), which shall be the lowest rate per annum specified in the Submitted Bids that if:

                     (1) each Submitted Bid from Existing Holders
                  specifying the Winning Bid Rate and all other Submitted Bids from Existing Holders specifying lower rates per annum were accepted, thus entitling such Existing Holders to continue to hold the shares of Auction Preferred that are the subject of such Submitted Bids, and

                     (2) each Submitted Bid from Potential Holders
                  specifying the Winning Bid Rate and all other submitted Bids from Potential Holders specifying lower rates per annum were accepted, thus entitling such Potential Holders to purchase the shares of Auction Preferred that are the subject of such Submitted Bids, would result in such Existing Holders described in subclause (C)(1) continuing to hold an aggregate number of Outstanding shares of Auction Preferred that, when added to the number of Outstanding shares of Auction Preferred to be purchased by such Potential Holders described in subclause (C)(2), would equal or exceed the number of Available Shares of Auction Preferred.

                  (ii) In connection with any Auction and promptly after the Auction Agent has made the determinations pursuant to Subsection
      (d)(i), the Auction Agent shall advise the Corporation of the Maximum Applicable Rate and, based on such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:

                  (A) if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate;

                  (B) if Sufficient Clearing Bids do not exist (other than because all of the Outstanding shares of Auction Preferred are the subject of Submitted Hold Orders), that the next succeeding Dividend Period will be a Standard Dividend Period and the Applicable Rate for the next succeeding Dividend Period determined shall be equal to the Maximum Applicable Rate for a Standard Dividend Period determined on the Business Day immediately preceding such Auction; or

                  (C) if all of the Outstanding shares of Auction Preferred are the subject of Submitted Hold Orders, that the Applicable Rate for the next succeeding Dividend Period shall be equal to 58% of the Applicable "AA" Composite Commercial Paper Rate, in the case of Auction Preferred with a Dividend Period of 7 to 48 days, a Standard Dividend Period or a Short Dividend Period of 183 days or less, 58% of the Applicable Treasury Bill Rate in the case of Auction Preferred with a Short Dividend Period of 184 to 364 days, or 58% of the Applicable Treasury Note Rate, in the case of Auction Preferred with a Long Dividend Period, in effect on the Auction Date.

               (e) Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares of Auction Preferred. Based on the determinations made pursuant to Subsection (d)(i), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

                  (i) If Sufficient Clearing Bids have been made, subject to the provisions of Subsections (e)(iii) and (e)(iv), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:

                     (A) the Submitted Sell Orders of Existing Holders
                  shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate per annum that is higher than the Winning Bid Rate shall be rejected, thus requiring each such Existing Holder to sell the Outstanding shares of Auction Preferred that are the subject of such Submitted Sell Order or Submitted Bid;

                     (B) the Submitted Bid of each of the Existing Holders
                  specifying any rate per annum that is lower than the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the Outstanding shares of Auction Preferred that are the subject of such Submitted Bid;

                     (C) the Submitted Bid of each of the Potential Holders
                  specifying any rate per annum that is lower than the Winning Bid Rate shall be accepted;

                     (D) the Submitted Bid of each of the Existing Holders
                  specifying a rate per annum that is equal to the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the Outstanding shares of Auction Preferred that are the subject of such Submitted Bid, unless the number of Outstanding shares of Auction Preferred subject to all such Submitted Bids shall be greater than the number of Outstanding shares of Auction Preferred ("Remaining Shares of Auction Preferred") equal to the excess of the Available Shares of Auction Preferred over the number of Outstanding shares of Auction Preferred subject to Submitted Bids described in Subsections (e)(i)(B) and (e)(i)(C), in which event the Submitted Bids of each such Existing Holder shall be rejected, and each such Existing Holder shall be required to sell Outstanding shares of Auction Preferred, but only in an amount equal to the difference between (1) the number of Outstanding shares of Auction Preferred then held by such Existing Holder subject to such Submitted Bid and (2) the number of shares of Auction Preferred obtained by multiplying (x) the number of Remaining Shares of Auction Preferred by (y) a fraction, the numerator of which shall be the number of Outstanding shares of Auction Preferred held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding shares of Auction Preferred subject to such Submitted Bids made by all such Existing Holders that specified a rate per annum equal to the Winning Bid Rate; and

                     (E) the Submitted Bid of each of the Potential Holders
                  specifying a rate per annum that is equal to the Winning Bid Rate shall be accepted, but only in an amount equal to the number of Outstanding shares of Auction Preferred obtained by multiplying (x) the difference between the Available Shares of Auction Preferred and the number of Outstanding shares of Auction Preferred subject to Submitted Bids described in Subsections (e)(i)(B),
                  (e)(i)(C) and (e)(i)(D) by (y) a fraction, the numerator of which shall be the number of Outstanding shares of Auction Preferred subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of Auction Preferred subject to such Submitted Bids made by all such Potential Holders that specified rates per annum equal to the Winning Bid Rate.

                  (ii) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding shares of Auction Preferred are subject to Submitted Hold Orders), subject to the provisions of Subsection (e)(iii), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids of Potential Holders shall be rejected:

                     (A) the Submitted Bid of each Existing Holder
                  specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus entitling such Existing Holder to continue to hold the Outstanding shares of Auction Preferred that are the subject of such Submitted Bid;

                     (B) the Submitted Bid of each Potential Holder
                  specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus requiring such Potential Holder to purchase the Outstanding shares of Auction Preferred that are the subject of such Submitted Bid; and

                     (C) the Submitted Bids of each Existing Holder
                  specifying any rate per annum that is higher than the Maximum Applicable Rate shall be rejected, thus requiring each such Existing Holder to sell the Outstanding shares of Auction Preferred that are the subject of such Submitted Bid, and the Submitted Sell Orders of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (1) the number of Outstanding shares of Auction Preferred then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (2) the number of shares of Auction Preferred obtained by multiplying (x) the difference between the Available Shares of Auction Preferred and the aggregate number of Outstanding shares of Auction Preferred subject to Submitted Bids described in Subsections (e)(ii)(A) and (e)(ii)(B) by (y) a fraction, the numerator of which shall be the number of Outstanding shares of Auction Preferred held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate number of Outstanding shares of Auction Preferred subject to all such Submitted Bids and Submitted Sell Orders

      (iii)  If, as a result of the procedures described in Subsections
(e)(i) or (e)(ii), any Existing Holder would be entitled or required to sell or any Potential Holder would be entitled or required to purchase, a fraction of a share of Auction Preferred on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the number of shares of Auction Preferred to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that only whole shares of Auction Preferred will be entitled or required to be sold or purchased.

      (iv)  If, as a result of the procedures described in Subsection
(e)(i), any Potential Holder would be entitled or required to purchase less than a whole share of Auction Preferred on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate shares of Auction Preferred for purchase among Potential Holders so that only whole shares of Auction Preferred are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing any shares of Auction Preferred on such Auction Date.

      (v) Based on the results of each Auction, the Auction Agent shall determine, with respect to each Broker-Dealer that submitted Bids or Sell Orders on behalf of Existing Holders or Potential Holders, the aggregate number of Outstanding shares of Auction Preferred to be purchased and the aggregate number of Outstanding shares of Auction Preferred to be sold by such Potential Holders and Existing Holders and, to the extent that such aggregate number of Outstanding shares of Auction Preferred to be purchased and such aggregate number of Outstanding shares of Auction Preferred to be sold differ, the Auction Agent shall determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Outstanding shares of Auction Preferred.

Section 8. Auction Agent.

               The Corporation shall use its best efforts to maintain, pursuant to a written agreement (the "Auction Agent Agreement"), an Auction Agent with respect to each Series of Auction Preferred, to act in accordance with the provisions set forth herein with respect to such Series.

Section 9. Remarketing Procedures.

      (a) Determination of Dividend Periods and Dividend Rates for Remarketing MAPS. Subject to Section 3 hereof, the duration of each subsequent Dividend Period and the dividend rate for each subsequent Dividend Period with respect to any share of Remarketing Preferred will be established by a Remarketing Agent and will be conclusive and binding on the Corporation and the Holder of such share of Remarketing Preferred. Each Remarketing Agent will establish dividend rates, not in excess of the Maximum Applicable Rate, for each Dividend Period which it determines will be the lowest rate at which tendered Shares of Remarketing Preferred would be remarketed at $250,000 per share. In establishing each Dividend Period and dividend rate, each Remarketing Agent will establish Dividend Periods and dividend rates which it determines will result in the most favorable financing alternative for the Corporation based on the then-current Marketing Conditions.

      (b) Remarketing; Tender for Remarketing. The following procedures shall be applicable to each share of Remarketing Preferred:


(i) The Remarketing Agent. Each Remarketing Agent shall use its best efforts, on behalf of the Holders thereof, to remarket all shares of Remarketing Preferred tendered for sale by Remarketing for which it is acting as Remarketing Agent without charge to such Holder, only at $250,000 per share, provided that no such Remarketing Agent shall be obligated to remarket such Remarketing Preferred if there shall be a material misstatement or omission in any disclosure document provided by the Corporation and used in connection with the Remarketing of such Remarketing Preferred or at any time such Remarketing Agent shall have determined that it is not advisable to remarket Remarketing Preferred by reason of: (i) a pending or proposed change in applicable tax laws, (ii) a material adverse change in the financial condition of the Corporation, (iii) a banking moratorium, (iv) domestic or international hostilities, (v) an amendment of the provisions hereof which materially and adversely changes the nature of the shares of Remarketing Preferred or the Remarketing Procedures or (vi) a Failure to Deposit. Any Remarketing Agent may, but shall not be obligated to, purchase tendered Remarketing Preferred for its own account. Should the Remarketing Agent for any share of Remarketing Preferred not succeed in Remarketing all such shares of Remarketing Preferred so tendered for Remarketing on any date, such Remarketing Agent shall select the shares of such Remarketing Preferred to be sold from those tendered pro rata. Payments in the amount of $250,000 per share of Remarketing Preferred remarketed shall be made by the Tender Agent by crediting such payments to the accounts of the Holders thereof maintained by the Tender Agent or, to the extent duly requested of the Tender Agent by Holders, by wire or other transfer in immediately available funds to their accounts with commercial banks in the United States. If for any reason a share of Remarketing Preferred is not remarketed on the date of tender, such share will be retained by its Holder. Until remarketed, each such share of Remarketing Preferred will have successive Dividend Periods of one day and will be entitled to dividends, payable on each succeeding Business Day at the Maximum Applicable Rate.

               (ii) Notice of Shares of Remarketing Preferred to be Retained. Each share of Remarketing Preferred will be deemed to have been tendered for sale by Remarketing on the last day of each Dividend Period, unless the Holder thereof gives irrevocable notice to the contrary to the Remarketing Agent for such share of Remarketing Preferred or if so instructed by such Remarketing Agent, to the Tender Agent. Such notice, which may be telephonic or written, must be delivered, prior to 3:00 P.M., New York City time, on the Business Day immediately preceding the last day of a Dividend Period or on the earlier day specified in a notice, if any, mailed by the Tender Agent at the direction of such Remarketing Agent to such record holder at its address as the same appears on the Stock Books of the Corporation, which day will be a Business Day at least four Business Days after the mailing of such notice. The notice from such Holder of an election to retain shares of Remarketing Preferred shall state:

                     (A) the number of shares of such Remarketing Preferred
               held by the Securities Depository or the Remarketing Depository, and

                     (B) the number of such shares of Remarketing Preferred
               which shall be deemed not to have been so tendered.

               (iii) Shares Deemed to Have Been Tendered. The failure to give notice of an election to retain any shares of Remarketing Preferred as provided in (b)(ii) above will constitute the irrevocable tender for sale by Remarketing of such shares of Remarketing Preferred. Certificates representing shares of Remarketing Preferred remarketed will be issued to the Securities Depository or the Remarketing Depository, as the case may be, irrespective of whether the certificates formerly representing such shares of Remarketing Preferred have been delivered to the Tender Agent. A Holder which has not given notice that it will retain its shares of Remarketing Preferred shall have no further rights with respect to such shares of Remarketing Preferred upon the Remarketing of such shares of Remarketing Preferred, except the right to receive any declared but unpaid dividends thereon and the proceeds of the Remarketing of such shares.

               (iv) Funds for Purchase of Shares. Payments to Holders of shares of Remarketing Preferred remarketed will be made solely from the proceeds received from the purchasers of such shares in a Remarketing. Neither the Corporation, the Tender Agent nor any Remarketing Agent shall be obligated to provide funds to make payment to the holders of shares of Remarketing Preferred tendered for Remarketing.

               (c) The Remarketing Process. The Remarketing process will be conducted on the following schedule and in the following manner (all times are New York City time):

The Last Business Day of a Dividend Period:*
          Beginning Not Later Than

1:00 P.M................ The Remarketing Agent for the shares of
                         Remarketing Preferred will determine and, upon request, make available to all interested persons non-binding indications of Dividend Periods and dividend rates based upon then current Marketing Conditions. Each Holder may obtain a binding commitment as to the specific Dividend Period or Dividend Periods and the related Applicable Rate or Applicable Rates which will be applicable to such Holder's shares should such Holder elect to retain them.

At 3:00 P.M............. Holders of shares of Remarketing Preferred will be deemed to have tendered shares of Remarketing Preferred for sale by Remarketing at $250,000 per share unless they have given contrary instructions to the Remarketing Agent for such shares of Remarketing Preferred or, if so instructed by such Remarketing Agent, to the Tender Agent.

After 3:00 P.M.......... The applicable Remarketing Agent will solicit and receive orders from prospective investors to purchase tendered shares of Remarketing Preferred. A purchaser, at the time of its agreement to purchase shares of Remarketing Preferred, may obtain a binding commitment as to the specific Dividend Period or Dividend Periods and the related Applicable Rate or Applicable Rates for such shares of Remarketing Preferred based upon then-current Marketing Conditions.

----------------------

* Or such other time and day as may have been specified in a notice mailed to the holders of Remarketing Preferred.


First Business Day of Next Dividend Period:

Opening of Business..... The applicable Remarketing Agent will continue, if necessary, remarketing shares of Remarketing Preferred as described above.

By 1:00 P.M............. The applicable Remarketing Agent will have completed Remarketing and will advise the Tender Agent as to the Applicable Rate and Dividend Period applicable to each share of Remarketing Preferred commencing a Dividend Period on that day and of any failure to remarket.

By 2:30 P.M............. New Holders must deliver the purchase price as instructed by the applicable Remarketing Agent. Former Holders will be paid the proceeds of the Remarketing of their shares by the Tender Agent (upon surrender of their certificates, if applicable).

Section 10. The Remarketing Agent.

               The Corporation will take all reasonable action necessary so that, at all times, at least one investment bank, broker, dealer or other organization qualified to remarket shares of Remarketing Preferred and to establish Dividend Periods and Applicable Rates is acting as Remarketing Agent for each share of Remarketing Preferred.

Section 11. Book Entry System.

               (a) Shares of Preferred Stock with Dividend Periods of 7 days or longer shall be represented by a global certificate or certificates registered in the name of a nominee of the Securities Depository, as depository for such shares of Preferred Stock. Shares of Remarketing Preferred with Dividend Periods of less than 7 days shall be represented by a global certificate or certificates registered in the name of a nominee of the Remarketing Depository, as depository for such shares of Remarketing Preferred.

               (b) All of the Outstanding shares of Auction Preferred of each Series shall be represented by a single certificate for each Series registered in the name of the nominee of the Securities Depository unless otherwise required by law or unless there is no Securities Depository. If there is no Securities Depository, shares of Auction Preferred shall be registered in the Stock Books in the name of the Existing Holder thereof and such Existing Holder thereupon will be entitled to receive a certificate therefor and be required to deliver a certificate therefor upon transfer or exchange thereof.

               (c) Each Series of Remarketing Preferred shall be represented by a separate global security or global securities and shares of Remarketing Preferred having different Dividend Payment Dates, dividend rates, redemption provisions or Percentages, if any, shall be represented by a separate global security.

               (d) Interests in shares of Preferred Stock represented by a global security will be shown on, and transfers thereof will be effected only through, records maintained by the respective depository.

               (e) If the Securities Depository should resign and the Corporation not select a substitute securities depository, physical delivery of certificates shall be made in the names of designated transferees in exchange for the global security or securities held for the account of the Securities Depository.

Section 12. Miscellaneous.

               (a) So long as the dividend rate is based on the results of an Auction or Remarketing, a Holder (i) may sell, transfer or otherwise dispose of shares of Auction Preferred only pursuant to a Bid or Sell Order in accordance with the Auction Procedures or to or through a Broker-Dealer or to a Person that has delivered a signed copy of a Purchaser's Letter to a Broker-Dealer, and in the case of all transfers other than pursuant to Auctions, such Existing Holder of the shares of Auction Preferred, its Broker-Dealer or its Participant advises the Auction Agent of such transfer,
(ii) may transfer shares of Remarketing Preferred only pursuant to a tender of such shares to the Tender Agent or to a person that has delivered a signed copy of a Purchaser's Letter to a Remarketing Agent, and in the case of all transfers of shares of Remarketing Preferred other than pursuant to a tender of such shares, the holder of the shares so transferred advises a Remarketing Agent of such transfer and (iii) unless otherwise required by law, shall have its ownership of shares of Preferred Stock maintained in book entry form by the Securities Depository or, in the case of shares of Remarketing Preferred with a Dividend Period of less than 7 days, the Remarketing Depository.

               (b) Each Remarketing Agent will be required to register on a list maintained pursuant to a Remarketing Agreement a transfer of shares of Remarketing Preferred for which it is the Remarketing Agent from a holder to another person only if such transfer is made to a person that has delivered a signed copy of a Purchaser's Letter to such Remarketing Agent and if (i) such transfer is pursuant to a Remarketing or (ii) such Remarketing Agent has been notified in writing (A) by such holder of such transfer or (B) by any person that purchased or sold such Remarketing Preferred in a Remarketing of the failure of such Remarketing Preferred to be delivered or paid for, as the case may be, in connection with such Remarketing. A Remarketing Agent is not required to register a transfer of Remarketing Preferred pursuant to clause
(ii) above on or prior to the Business Day immediately preceding the first day of a subsequent Dividend Period for such Remarketing Preferred unless it receives the written notice required by such clause (ii) by 3:00 P.M., New York City time, on the second Business Day preceding the first day of such subsequent Dividend Period. Such Remarketing Agent will rescind a transfer registered on such list as a result of a Remarketing if the Remarketing Agent is notified in writing of the failure of shares of Remarketing Preferred to be delivered or paid for as required. Any transfer of shares of Remarketing Preferred made in violation of the terms of a Purchaser's Letter may affect the right of the Person acquiring such shares to participate in Remarketings.

               (c) (i) If the Method of determining the Dividend Rate for some or all of the Series of Preferred Stock is the Auction Method, the Corporation or any Affiliate of the Corporation may not submit for its own account a Bid or Hold Order in an Auction. If the Corporation or any Affiliate holds shares of Auction Preferred for its own account, it must submit a Sell Order in the next auction with respect to such shares. Any Broker-Dealer that is an Affiliate of the Corporation may not submit for its own account Bid Orders or Hold Orders in Auctions. If such affiliated Broker-Dealer holds shares of Auction Preferred for its own account, it must submit a Sell Order in the next Auction with respect to such shares of Auction Preferred.

               (c) (ii) The Corporation or any Affiliate of the Corporation may acquire, hold or dispose of shares of Remarketing Preferred. Subject to such limitations as the Corporation and the Remarketing Agent may agree, it and its Affiliates will purchase shares of Remarketing Preferred, if any, during Remarketings only after 3:00 P.M. on the Business Day immediately preceding the first day of each subsequent Dividend Period and only at Applicable Rates and for Dividend Periods established by the Remarketing Agents without regard to such offers by the Corporation or its Affiliates and will tender shares of Remarketing Preferred for Remarketing only upon at least 10 days' prior notice to the Remarketing Agents; provided, however, that if the then current Dividend Period is less than 10 days, the Corporation will give notice to the Remarketing Agent on the day such Dividend Period of less than 10 days commences. In the event that the Corporation or its Affiliates purchase shares of Remarketing Preferred for their respective accounts, all shares of Remarketing Preferred tendered by other holders, including any such Remarketing Preferred owned by a Remarketing Agent, will be remarketed before the Remarketing of any such Remarketing Preferred owned by the Corporation or its Affiliates. If any shares of Remarketing Preferred tendered for Remarketing are not sold, any shares of Remarketing Preferred tendered for Remarketing by the Corporation or an Affiliate of the Corporation, up to the number of such shares not so sold, will be deemed not to have been so tendered.

               (d) The purchase price of each share of Preferred Stock which is sold either through the Auction Procedures or the Remarketing Procedures shall be $250,000.

               (e) If a holder of Converted Auction Preferred fails to give irrevocable notice otherwise to the Remarketing Agent for such Remarketing Preferred (or, if so instructed by such Remarketing Agent, to the Tender Agent) by no later than 3:00 P.M., New York City time, on the Business Day immediately preceding the first day of the subsequent Dividend Period applicable thereto, or such other day as is specified in a notice delivered in the manner set forth in Section 9(b)(ii), such holder will be deemed to have tendered such Converted Auction Preferred for sale by Remarketing on such Business Day.

               (f) An Auction will be held in respect of each Series of Converted Remarketing Preferred on the Initial Auction Date. If a holder of Converted Remarketing Preferred does not submit an Order in such Auction, such holder will be deemed to have submitted a Sell Order in such Auction.

Section 13. Exclusive Remedy.

               In the event that dividends are not timely declared on the shares of Preferred Stock, the exclusive remedy of Holders against the Corporation shall be as set forth in this part of Article IV (B) and in no event shall Holders of such shares have a specifically enforceable right to the declaration of dividends.

Section 14. Additional Terms.

               (a) The Board of Directors may interpret the provisions of this part of Article IV (B) to resolve any inconsistency or ambiguity or remedy any formal defect.

               (b) The headings of the various subdivisions of this part of
Article IV (B) are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                    ----------------------------------

               (c) Except as otherwise provided by the General Corporation Law of the State of Delaware or by any resolution heretofore or hereafter adopted by the Board of Directors fixing the relative powers, preferences and rights and the qualifications, limitations or restrictions of any additional series of Preferred Stock, the entire voting power of the shares of the Company for the election of directors and for all other purposes, as well as all other rights appertaining to shares of the Company, shall be vested exclusively in the Common Stock. Each share of Common Stock shall have one vote upon all matters to be voted on by the holders of the Common Stock, and shall be entitled to participate equally in all dividends payable with respect to the Common Stock and to share ratably, subject to the rights and preferences of any Preferred Stock, in all assets of the Company in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, or upon any distribution of the assets of the Company.

               (d) The Company shall not, without either the prior approval of a majority of the total number of shares then issued and outstanding and entitled to vote or the receipt by the Company of a favorable opinion issued by a nationally recognized investment banking firm designated by the Committee of Equity Security Holders of Texaco Inc. appointed in the Company's jointly administered Chapter 11 case in the United States Bankruptcy Court for the Southern District of New York or its last chairman (or his designee) to the effect that the proposed issuance is fair from a finance point of view to the stockholders of the Company issue to its stockholders generally (i) any warrant or other right to purchase any security of the Company, any successor thereto or any other person or entity or (ii) any security of the Company containing any such right to purchase, which warrant, right or security (a) is exercisable, exchangeable or convertible, based or conditioned in whole or in part on (I) a change of control of the Company or (II) the owning or holding of any number or percentage of outstanding shares or voting power or any offer to acquire any number of shares or percentage of voting power by any entity, individual or group of entities and/or individuals or (b) discriminates among holders of the same class of securities (or the class of securities for which such warrant or right is exercisable or exchangeable) of the Company or any successor thereto.

                                    V.

               The Company is to have perpetual existence.

                                    VI.

               The private property of the stockholders is not to be subject to the payment of corporate debts to any extent whatever.

                                   VII.

               No holder of stock of the Company shall have any preferential right of subscription to any share of any class of stock of the Company issued or sold, or to any obligations convertible into stock of the Company, or any right of subscription to any thereof other than such, if any, as the Board of Directors in its discretion may determine, and at such prices as the Board of Directors may fix.

                                   VIII.

               The Company may use its surplus earnings or accumulated profits in the purchase or acquisition of its own capital stock from time to time as its Board of Directors shall determine, and such capital stock so purchased may, if the directors so determine, be held in the treasury of the Company as treasury stock, to be thereafter disposed of in such manner as the directors shall deem proper.

                                    IX.

               (A) Number, Election and Terms of Directors. Except as otherwise fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the directors of the Company shall be fixed from time to time by or pursuant to the by-laws. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the by-laws, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1985, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1986, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1987, with each class to hold office until its successor is elected and qualified. At each annual meeting of the stockholders of the Company, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

               (B) Stockholder Nomination of Director Candidates. Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the by-laws.

               (C) Newly Created Directorships and Vacancies. Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation or disqualification, or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director so elected shall stand for election (for the balance of his term) at the next annual meeting of stockholders, unless his term expires at such annual meeting. Any vacancy on the Board of Directors resulting from removal by stockholder vote shall be filled only by the vote of a majority of the voting power of all shares of the Company entitled to vote generally in the election of directors, voting together as a single class.

               (D) Removal. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office, with or without cause, only by the affirmative vote of the holders of 66 2/3% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

               (E) Amendment, Repeal, Etc. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3% of the voting power of all shares of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article IX.

                                    X.

               In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

               (A) to fix in the by-laws from time to time the number of directors of the Company, none of whom need be stockholders;

               (B) to fix the amount to be reserved as working capital over and above its capital stock paid in;

               (C) to borrow money and to make and issue notes, bonds, debentures, obligations and evidence of indebtedness of all kinds, with or without the privilege of conversion into stock of the Company; and also to authorize and cause to be executed mortgages and liens upon the real and personal property of the Company and conveyances of its real estate;

               (D) from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Company (other than the stock ledger), or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right of inspecting any account book or document of the Company except as conferred by statute, unless authorized by a resolution of the stockholders or directors; and

               (E) if the by-laws so provide, to designate by resolution three or more of its number to constitute an executive committee, which committee shall, for the time being, have and exercise such of the powers of the Board of Directors in the management of the business and affairs of the Company, and have power to authorize the seal of the Company to be affixed to all papers which may require it.

               The Company may in its by-laws confer powers upon its directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon them by statute.

               Both stockholders and directors shall have power, if the by-laws so provide, to hold their meeting and to have one or more offices within or without the State of Delaware, and to keep the books of the Company (subject to the provisions of applicable laws), outside of the State of Delaware at such places as may be from time to time designated by the Board of Directors.

                                    XI.

               Any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Company may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3% of the voting power of all shares of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article XI.

                                   XII.

               The Board of Directors shall have power to make, alter, amend and repeal the by-laws (except so far as the by-laws adopted by the stockholders shall otherwise provide). Any by-laws made by the directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, Section 2 of
Article I and Sections 1,2,3 and 4 of Article II of the by-laws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 66 2/3% of the voting power of all the shares of the Company entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3% of the voting power of all shares of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article XII.

                                   XIII.

               (A) Vote Required for Certain Business Combinations.

                  (1) Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in Section B of this Article XIII:

                       (a) any merger or consolidation of the Company or
               any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder (as hereinafter defined) or (ii) any other Company (whether or not itself an Interested
               Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

                       (b) any sale, lease, exchange, mortgage, pledge,
               transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Company or any Subsidiary having an aggregate Fair Market Value of $100 million or more; or

                       (c) the issuance or transfer by the Company or any
               Subsidiary (in one transaction or a series of transactions) of any securities of the Company or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $100 million or more or;

                       (d) the adoption of any plan or proposal for the
               liquidation or dissolution of the Company proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

                       (e) any reclassification of securities (including
               any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Company or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder; shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class (it being understood that for purposes of this Article XIII, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article IV of this Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

                  (2) Definition of "Business Combination." The term "Business Combination" as used in this Article XIII shall mean any transaction which is referred to in any one or more of clauses (a) through (e) of paragraph (1) of this Section (A).

               (B) When Higher Vote is Not Required. The provisions of Section A of this Article XIII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if all of the conditions specified in either of the following paragraphs (1) and (2) are met:

                  (1) Approval by Disinterested Directors. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

                  (2) Price and Procedure Requirements. All of the following conditions shall have been met:

                       (a) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

                            (i)  (if applicable) the highest per share
                       price (including any brokeragecommissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (a) within the two-year period immediately prior to the first publication announcement of the proposal of the Business Combination (the "Announcement Date") or (b) in the transaction in which it became an Interested Stockholder, whichever is higher; and

                            (ii) the Fair Market Value per share of Common
                       Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article XIII as the "Determination Date"), whichever is higher.

                       (b) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph 2(b) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

                            (i)  (if applicable) the highest per share
                       price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (a) within the two-year period immediately prior to the Announcement Date or (b) in the transaction in which it became an Interested Stockholder, whichever is higher;

                            (ii) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company; and

                            (iii) the Fair Market Value per share of such
                       class of Voting Stock on the Announce- ment Date or on the Determination Date, whichever is higher.

                       (c) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it. The price determined in accordance with paragraph 2(a) and 2(b) of this Section B shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

                       (d) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (i) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock; (ii) there shall have been (A) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (B) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (iii) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

                       (e) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Company, whether in anticipation of or in connection with such Business Combination or otherwise.

                       (f) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the Company at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

               (C) Vote Required for Certain Stock Repurchases. In addition to any other requirement of this Certificate of Incorporation, the affirmative vote of the holders of at least 50% of the Voting Stock (other than Voting Stock beneficially owned by a Selling Stockholder (as hereinafter defined)), shall be required before the Company purchases any outstanding shares of Common Stock at a price above the Market Price (as hereinafter defined) from a person actually known by the Company to be a Selling Stockholder, unless the purchase is made by the Company (i) on the same terms and as a result of an offer made generally to all holders of Common Stock or (ii) pursuant to statutory appraisal right.

               (D)  Certain Definitions.  For the purposes of this Article
XIII:

                  (1) A "person" shall mean any individual, firm, corporation or other entity.

                  (2) "Interested Stockholder" shall mean any person (other than the Company or any Subsidiary) who or which:

                       (a) is the beneficial owner, directly or indirectly,
                  of more than 20% of the voting power of the outstanding Voting Stock; or

                       (b) is an Affiliate of the Company and at any time
                  within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 20% or more of the voting power of the then outstanding Voting Stock; or

                       (c) is an assignee of or has otherwise succeeded to
                  any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                  (3)  A person shall be a "beneficial owner" of any Voting
                       Stock:

                       (a) which such person or any of its Affiliates or
                  Associates (as hereinafter defined) beneficially owns directly or indirectly; or

                       (b) which such person or any of its Affiliates or
                  Associates has (i) the right to acquire (whether such right is exe rcisable immediately or only after the passage of time), pursuant to any agreem ent, arrangement or understanding or upon the exercise of conversion rights , exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

                       (c) which are beneficially owned, direct ly or
                  indirectly, by any other person with which such person or any of its A ffiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

                  (4) For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph 2 of this Section C, the num ber of shares of Voting Stock deemed to be outstanding shall include shares d eemed owned through application of paragraph 3 of this Section C but shall not include any other shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warr ants or options, or otherwise.

                  (5) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on Ma rch 1, 1984.

                  (6) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Com pany; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph 2 of this Section C, the term "Subsidi ary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Company.

                  (7) "Disinterested Director" means any member of the Board of Directors who is unaffiliated with the Interested Stockholder and was a m ember of the Board of Directors prior to the time that the Interested Stockhold er became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of Disinter ested Directors then on the Board of Directors.

                  (8) "Fair Market Value" means: (a) in the case of the stoc k, the highest closing sale price during the 30-day period immediately prece ding the date in question of a share of such stock on the Composite Tape for N ew York Stock Exchange-Listed Stocks, or, if such stock is not listed on suc h Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors in good faith; and (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

                  (9) "Selling Stockholder" means any person who or which is the beneficial owner of in the aggregate more than 1% of the outstanding shares of Common Stock and who or which has purchased or agreed to purchase any of such shares within the most recent two-year period and who sells or proposes to sell Common Stock in a transaction requiring the affirmative vote provided for in Section C of this Article XIII.

                  (10) "Market Price" means the highest sale price on or during the period of five trading days immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or if such stock is not quoted on the Composite Tape on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of stock on or during the period of five trading days immediately preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors.

               (E) Powers of the Board of Directors. A majority of the directors shall have the power and duty to determine for the purposes of this Article XIII, on the basis of information known to them after reasonable inquiry, (1) whether a person is an Interested Stockholder, (2) the number of shares of Voting Stock beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, (4) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Company or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $100 million or more. A majority of the directors shall have the further power to interpret all of the terms and provisions of this Article XIII.

               (F) No Effect on Fiduciary Obligations of Interested Stockholders. Nothing contained in this Article XIII shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

               (G) Amendment, Repeal, etc. Notwithstanding any other provisions of this Certificate of Incorporation or the by-laws (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the by-laws) the affirmative vote of the holders of 80% or more of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with this Article XIII.

                                   XIV.

               A director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended.

               Any repeal or modification of the foregoing paragraph by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.


                                      XV.

               The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by this Certificate of Incorporation or statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                           _________________________


               I, R.E. Koch, Assistant Secretary of Texaco Inc., a
Delaware corporation, do hereby certify that the foregoing includes all of the provisions of the Restated Certificate of Incorporation of Texaco Inc. filed with the Delaware Secretary of State on April 27, 1990, as amended on December 22, 1992, November 9, 1994 and September 10, 1997.

               IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of the Company this twenty-ninth day of September, 1997.


                                      -----------------------------------
                                               Assistant Secretary